Exhibit 99.2

ADDITIONAL INFORMATION RELATING TO THE PROVINCE 1

[1]	Any dollar amounts in Exhibit 99.2 are expressed in Canadian dollars ($) unless otherwise specified or the context otherwise requires.

Economic Data Tables	61

Ontario Economy

Ontario, Gross Domestic Product, 2005–2018	62

Ontario, Growth in Gross Domestic Product, 2005–2018	63

Ontario, Real Gross Domestic Product by Industry at Basic Prices, 2005–2018	64

Ontario, Growth in Real Gross Domestic Product by Industry at Basic Prices, 2005–2018	65

Ontario, Real Gross Domestic Product at Basic Prices in Selected Manufacturing Industries, 2005–2018	66

Ontario, Growth in Real Gross Domestic Product at Basic Prices in Selected Manufacturing Industries, 2005–2018	66

Ontario, Housing Market Indicators, 2005–2018	67

Selected Financial Indicators, 2005–2018	68

Ontario, International Merchandise Trade

Ontario, International Merchandise Exports by Major Commodity, 2018	69

Ontario, International Merchandise Imports by Major Commodity, 2018	70

Ontario, International Merchandise Exports by Top 25 Trading Partners, 2018	71

Ontario, International Merchandise Imports by Top 25 Trading Partners, 2018	72

Demographic Characteristics

Ontario, Selected Demographic Characteristics, 2012–2019	73

Ontario, Components of Population Growth, 2009–10 to 2018–19	74

Ontario Labour Markets

Ontario, Labour Force, 2005–2018	75

Ontario, Employment, 2005–2018	76

Ontario, Unemployment, 2005–2018	77

Ontario, Employment by Industry, 2005–2018	78

Ontario, Growth in Employment by Industry, 2009–2018	79

Employment Insurance (EI), 2005–2018	81

Ontario, Labour Compensation, 2005–2018	82

Ontario, Employment Level by Economic Regions, 2009–2018	83

Ontario, Employment Level by Industry for Economic Regions, 2018	84

Ontario Economic Regions	86

(Note: Data in the tables may not add to totals due to rounding.)

Province of Ontario’s Location in Canada

Province of Ontario’s Location in the World

OVERVIEW

Area and Population

The Province of Ontario covers an area of approximately 1,076,395 square kilometres (415,598 square miles), about 10.8% of Canada, and is about 11% as large as the United States. The estimated population of Ontario on July 1, 2019 was 14.6 million, or 38.8% of Canada’s population of 37.6 million. Since 1999, the populations of Ontario and Canada have increased at average annual rates of 1.2% and 1.1%, respectively. Although it constitutes only 12% of the area of the Province, southern Ontario is home to approximately 94.4% of its population (as of July 1, 2018). The population of the Greater Toronto Area, the most populous metropolitan area in Canada, was estimated to be 6.8 million on July 1, 2018.

Government

Canada is a federation with a parliamentary system of government. Constitutional responsibilities are divided between the federal government, the 10 provinces and the 3 territories.

The Premier of the Province of Ontario (the “Premier”) is traditionally the leader of the political party with the greatest number of members elected to the Legislative Assembly. The Cabinet through the Lieutenant Governor, who represents the Crown, formally exercises executive power. Cabinet ministers are usually nominated from among members of the Premier’s party. The Legislative Assembly consists of 124 seats, each representing a specified territorial division of the Province, and is elected for a four-year term. A dissolution of the Legislative Assembly prior to the end of the four-year term may be requested by the Premier at the Premier’s own volition or if the government loses the confidence of the Legislative Assembly by being defeated on an important vote.

The last Provincial election was held on June 7, 2018. The Progressive Conservative Party currently has 73 seats in the Legislative Assembly, the New Democratic Party of Ontario has 40 seats, the Ontario Liberal Party of Ontario has 5 seats, the Green Party of Ontario has 1 seat and there are 3 Independent seats. The current government of the Province is formed by the Progressive Conservative Party.

Constitutional Framework

Canada is a federation and its constitution (“Constitution”) establishes the division of responsibilities between the federal and provincial levels of government. Each provincial government and the federal government has supremacy within its respective sphere of assigned responsibilities. Jurisdiction over the establishment and operation of municipalities is granted exclusively to the provinces.

The federal government is empowered to raise money by any mode or system of taxation. It has exclusive jurisdiction over such matters as the regulation of trade and commerce, currency and coinage, banks and banking, national defence, foreign affairs, postal services, railways and navigation, as well as those areas not exclusively assigned to the provinces. Each province has authority to raise revenue through direct taxation within the province. Areas of provincial constitutional authority include health care, education, social services, municipal institutions, property and civil rights, and natural resources.

Operational Framework

Ontario administers its constitutional responsibilities through government ministries and provincially created bodies such as government-owned corporations (“Crown corporations”), agencies, boards, commissions, municipalities, school boards and hospital boards. The use of these quasi-independent bodies decentralizes the administration of provincial responsibilities. However, the Province has elected to centralize the financing of these bodies by retaining the major taxing and borrowing powers at the provincial level. Some municipalities borrow in their own names in various capital markets as did Ontario Hydro prior to its restructuring in April 1999.

Implications for Provincial Financial Statements

The provincial governments’ delivery of services in areas such as health, postsecondary education and social assistance has been supported by transfer payments from the federal government, often established through federal-provincial agreements. In fiscal year 2018-19, approximately 16.3% of the Province’s revenue came from federal transfers.

Federal-provincial funding arrangements can be complex and extensive, involving financial relationships between the Province, the federal government and provincially-created organizations. These financial interrelationships are important in understanding the revenue, expense and financing activity of the Province. The performance of organizations controlled by the Province, such as Government Business Enterprises (GBES), hospitals, school boards and colleges, has a direct impact on the Province’s financial results. For example, as at March 31, 2019, approximately 25.4% (2018, 27.0%) of the Financial Assets of the Province could be attributed to GBES.

Foreign Relations

The Province has no direct diplomatic relations with foreign countries, but has developed a high degree of international activity in order to facilitate investment in Ontario.

Canada-United States-Mexico Agreement

On November 30, 2018, Canada, the United States and Mexico signed the Canada-United States-Mexico Agreement (CUSMA) and on December 10, 2019 Canada, the United States and Mexico agreed to update certain elements of the new North America Free Trade Agreement (NAFTA) to improve the final outcome and clear the path toward ratification and implementation of the CUSMA. The new agreement preserves the core aspects of the North American Free Trade Agreement (NAFTA), including tariff-free trade, an independent trade tribunal, temporary entry provisions and the cultural exemption.

The impact of CUSMA on the Province’s trade and economy remains uncertain but concerns persist about many of the concessions that were made in the agreement. Specifically, CUSMA will require that Canada extend the period of market protection that it currently provides for biologic drugs from 8 years to 10 years, increasing costs for Ontario public and private drug plans, health care providers, and patients.

Additionally, the federal government expanded market access to Canada’s dairy, poultry and egg sectors, eliminated milk Class 6/7 from the milk pricing structure under Canada’s dairy supply management system, introduced export constraints for certain dairy products and added additional dairy reporting requirements, all of which could negatively impact the Province’s agricultural industries.

Brexit

The United Kingdom has committed to leaving the European Union by January 31, 2020 in an arrangement called Brexit. The economic impact of Brexit on the United Kingdom, Europe and the broader global economy is uncertain and will depend, in part, on how the final negotiations proceed. The event of a “no-deal Brexit” will likely have a significant negative impact on the United Kingdom economy.

The direct trade exposure of Ontario to the United Kingdom is relatively small, which should limit the direct impact of Brexit on the Ontario economy. However, Brexit may negatively impact global financial markets, which could impact Ontario and other parts of the world. Global financial institutions have taken steps to prepare for, and mitigate, the impact of Brexit on financial markets.

The Budget and Quarterly Reporting

The Fiscal Sustainability, Transparency and Accountability Act, 2019 (the FSTAA) sets out guidelines for public reporting of the fiscal plan. It requires that the Ontario Minister of Finance (“Minister”) release an annual budget that outlines a multi-year fiscal plan. In addition, it requires the Minister to release a mid-year review of the fiscal plan, known as the Ontario Economic Outlook and Fiscal Review. Each fiscal year, the Minister must release interim updates in the Summer and Winter on Ontario’s revenues and expenses for the current year. Finally, the FSTAA, among other things, also requires that quarterly information about Ontario’s economic accounts be released to the public.

PUBLIC FINANCE

Revenue – Taxation

For the year ended March 31, 2019

This schedule summarizes the sources of the Province’s revenue by main classification.

	2019 $	2018 $
TAXATION
Personal Income Tax	35,381,261,442	32,899,764,740
Sales Tax	27,807,937,861	25,924,669,351
Corporations Tax	16,605,997,246	15,611,610,196
Employer Health Tax	6,543,571,404	6,205,171,918
Education Property Tax	6,171,415,951	5,883,143,831
Ontario Health Premium	3,819,428,268	3,672,453,155
Land Transfer Tax	2,761,475,545	3,174,106,614
Gasoline Tax	2,708,419,743	2,701,065,714
Tobacco Tax	1,241,273,992	1,243,925,149
Fuel Tax	774,364,160	759,970,971
Beer and Wine Tax	603,028,259	600,785,772
Electricity Payments-In-Lieu of Taxes	435,000,000	494,000,000
Corporation Preferred Share Dividend Tax	337,765,187	245,378,074
Estate Administration Tax	207,126,700	194,890,421
Mining Profits Tax	65,348,009	76,148,591
Provincial Land Tax	31,448,647	22,580,369
Ontario Portion of the Federal Cannabis Excise Duty	18,640,449	—
Gross Revenue Charge – Property Tax Component	4,432,510	5,763,799
Race Tracks Tax	4,245,599	4,278,407
Acreage Tax – The Mining Act	2,034,727	2,888,870

TOTAL TAXATION	105,524,215,699	99,722,595,942

Source: Ontario Ministry of Finance

Personal Income Tax revenue is collected by the federal government on behalf of the Province. The amount reported by the Province in 2018-19 is net of $1,403,183 in Ontario tax credits, excluding tax credits reported as expenses.

For 2020, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $44,740; 9.15% for taxable income over $44,740 and up to $89,482; 11.16% for taxable income over $89,482 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. For 2019, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $43,906; 9.15% for taxable income over $43,906 and up to $87,813; 11.16% for taxable income over $87,813 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. For 2018, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $42,960; 9.15% for taxable income over $42,960 and up to $85,923; 11.16% for taxable income over $85,923 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and

13.16% for taxable income over $220,000. Ontario non-refundable tax credits are provided for individual and family circumstances (e.g., basic amount, spouse, medical expenses) at the rate of 5.05% (11.16% for charitable donations in excess of $200), before calculating the provincial surtax and Ontario Tax Reduction. Many Ontario non-refundable tax credit amounts are indexed annually. The Ontario Dividend Tax Credits are calculated after the provincial surtax and before the Ontario Tax Reduction. In 2020, these credits are provided at a rate of 10% for eligible dividends and at a rate of 2.9863% for non-eligible dividends. In 2019 and 2018, these credits are provided at a rate of 10% for eligible dividends and at a rate of 3.2863% for non-eligible dividends.

Those who owe a higher amount of Ontario personal income tax are subject to a surtax. For 2020, the surtax is equal to 20% of Ontario income tax in excess of $4,830, plus 36% of Ontario income tax in excess of $6,182. For 2019, the surtax is equal to 20% of Ontario income tax in excess of $4,740, plus 36% of Ontario income tax in excess of $6,067. For 2018, the surtax is equal to 20% of Ontario income tax in excess of $4,638, plus 36% of Ontario income tax in excess of $5,936.

If a taxfiler’s Ontario tax exceeds their threshold amount, the Ontario Tax Reduction may reduce their Ontario tax. For 2020, the basic threshold amount is $249 and the additional amount for each dependent child age 18 and under, and each disabled or infirm dependant, is $460. For 2019, the basic threshold amount is $244 and the additional amount for each dependent child age 18 and under, and each disabled or infirm dependant, is $452. For 2018, the basic threshold amount is $239 and the additional amount for each dependent child age 18 and under, and each disabled or infirm dependant, is $442.

The Harmonized Sales Tax (HST) is a single value-added tax based on the federal Goods and Services Tax. The provincial portion of the HST is 8% and the federal portion is 5%, for a combined HST rate of 13%. The federal government is responsible for the collection and administration of the tax, with HST revenues distributed to the Province based on a revenue allocation formula. Ontario also maintains a Retail Sales Tax of 8% on certain insurance premiums and 13% on private transfers of specified vehicles, which is collected and administered by the Province. Sales Tax amounts also include spirits taxes which apply on purchases where the Liquor Control Board of Ontario (LCBO) is not the retailer or wholesaler of the product. Purchases of spirits and spirits coolers from a spirits manufacturer’s on-site store are subject to spirits taxes. The Sales Tax amounts reported by the Province are net of sales tax credits of $1,863,144,251 in 2018-19 and $1,811,035,675 in 2017-18.

Corporations Tax is comprised of three types of taxes levied on corporations: income tax, insurance premium tax and special additional tax on life insurance corporations. Details of these taxes follow.

Income Tax: The general statutory Corporate Income Tax (CIT) rate is 11.5%. Active business income from manufacturing and processing, mining, logging, fishing and farming is subject to a lower CIT rate of 10%. Small Canadian-controlled private corporations (CCPCs) are also eligible for a lower CIT rate of 3.5% on the first $500,000 of active business income (the small business CIT rate was reduced from 4.5% to 3.5%, effective January 1, 2018, and is prorated for taxation years that straddle this date). The small business CIT rate is phased out for large CCPCs, and associated groups of CCPCs, that have more than $10 million (fully eliminated if more than $15 million) of taxable capital employed in Canada in the previous year. The Province also levies a Corporate Minimum Tax (CMT), which is effectively a pre-payment of regular CIT. CMT is calculated as the amount by which 2.7% of a corporation’s adjusted net income for accounting purposes exceeds CIT payable.

Insurance Premium Tax: Insurance companies are subject to a 2% insurance premium tax on life, accident and sickness insurance premiums, 3.5% on property insurance premiums and 3% on other (e.g. casualty) insurance premiums.

Special Additional Tax: Life insurance corporations pay a special additional tax at a rate of 1.25% of taxable capital employed in Ontario that exceeds a minimum capital allowance of $10 million, with corporate income tax and CMT creditable against this tax.

The Employer Health Tax is paid by employers on their Ontario payroll. Employers with annual Ontario payroll of $200,000 or less calculate tax payable at 0.98% of their taxable annual Ontario payroll; employers with annual Ontario payroll over $200,000 and up to $400,000 calculate tax payable at graduated rates that apply to their taxable annual Ontario payroll starting at 1.101% through to 1.829%; and employers with annual Ontario payroll in excess of $400,000 calculate tax payable at 1.95% of their taxable annual Ontario payroll. A tax exemption is provided for the first $490,000 of annual Ontario payroll paid by private sector employers, including their associated entities. The exemption is adjusted for inflation every five years using the Ontario Consumer Price Index. The next adjustment is scheduled to occur in 2024. Employers with annual Ontario payroll in excess of $5,000,000 are generally not eligible for the exemption.

Education property taxes are collected by municipalities and transferred to school boards for the purposes of funding education. Education property tax rates are set annually by the Minister of Finance for each class of real property. The tax is levied on the assessed value of property at a uniform rate of 0.161% for residential properties, in 2019. Rates for commercial, industrial, pipeline and landfill properties vary across the province. These rates are regulated under the Education Act. The Education Property Tax amounts shown are net of $1,120,555,598 in property tax credits and grants in 2018-19 and $1,096,093,587 in 2017-18. The amounts also reflect a number of rebates, reductions and exemptions available across the province.

The introduction of the Ontario Health Premium (OHP) has helped to ensure the government’s ability to make much needed investments in the province’s health care system. Every penny of the OHP goes toward improving Ontario’s health services. In 2018-19, OHP revenue increased by $147 million to $3,819 million, up from $3,672 million in 2017-18. During the same period, expenses in the health sector increased by $2,590 million to $61,511 million, up from $59,066 million in 2017-18.

Ontario Health Premium revenue supports expenditures in all areas of the health sector and is not earmarked by program area. In 2018-19, revenue from the health premium was $3,819 million, or 6.2 per cent of the $61,511 million in total expenses for the health sector. This compares to $3,672 million or 6.2 per cent of $58,921 million in 2017-18. Below is a table that shows an example of how the health premium revenue supports major investments in the health care sector and also the level of support each sector would receive if the percentage shares in 2017-18 and 2018-19 were allocated proportionately across each expense area.

Example of How the Health Premium Supports Investments in the

Health Care Sector: OHP Revenue as a Share of Total Health

Expenditures Applied Proportionately Across Expense Areas

($ Millions)	2018-19 6.2%	2017-18 6.2%
Hospitals	1,162	1,121
OHIP	924	929
Home Care, Community and Mental Health Services	353	329
Long–Term Care Homes	266	256
Ontario Drug Programs	294	261
Public Health, Health Promotion and Other	820	776

Total	3,819	3,672

Source: Ontario Ministry of Finance

The Ontario Health Premium is paid by individuals resident in Ontario on the last day of the taxation year. An individual’s Ontario Health Premium liability is: $0 for taxable income of up to $20,000; 6% of taxable income over $20,000 for taxable income over $20,000 up to $25,000; $300 for taxable income over $25,000 up to $36,000; $300 plus 6% of taxable income over $36,000 for taxable income over $36,000 up to $38,500; $450 for taxable income over $38,500 up to $48,000; $450 plus 25% of taxable income over $48,000 for taxable income over $48,000 up to $48,600; $600 for taxable income over $48,600 up to $72,000; $600 plus 25% of taxable income over $72,000 for taxable income over $72,000 up to $72,600; $750 for taxable income over $72,600 up to $200,000; $750 plus 25% of taxable income over $200,000 for taxable income over $200,000 up to $200,600; and $900 for taxable income over $200,600.

Land Transfer Tax is collected on the transfer of land and is payable on the value of the consideration, which is generally the purchase price. Land Transfer Tax rates are 0.5% on the amount up to and including $55,000; 1% on the amount over $55,000, up to and including $250,000; 1.5% on the amount over $250,000, up to and including $400,000; and 2% on the amount over $400,000. For land with one or two single family residences, the tax rate on the amount over $2,000,000 is 2.5%. Eligible first-time homebuyers may receive a refund of Land Transfer Tax up to a maximum amount of $4,000. Effective April 21, 2017, an additional 15% Non-Resident Speculation Tax applies to the purchase or acquisition of an interest in certain residential property located in the Greater Golden Horseshoe Region by individuals who are not citizens or permanent residents of Canada, or by foreign corporations (foreign entities) and taxable trustees. Non-Resident Speculation Tax exemptions and rebates may be available if taxpayers meet specific eligibility requirements.

Gasoline Tax is levied on gasoline, propane used in a licensed motor vehicle, and aviation fuel. The tax rate for gasoline is 14.7 cents per litre. The tax rate for propane used in licensed motor vehicles is 4.3 cents per litre. The tax rate for aviation fuel is 6.7 cents per litre. Gasoline tax is pre-collected by registered collectors and importers.

Tobacco Tax covers all forms of tobacco products. The specific tax rate per cigarette and per gram or part gram of fine cut tobacco and all other tobacco products except cigars increased from 16.475 cents to 18.475 cents on March 29, 2018. The rate of tax on cigars is 56.6% of the taxable price of the cigar. The majority of tax is collected for the Province by Ministry-designated tobacco and cigar wholesalers.

Fuel Tax is levied on clear middle distillate petroleum fuels, such as those used in diesel-powered vehicles. The fuel tax rate is 14.3 cents per litre, unless the fuel is used in railway equipment, in which case the rate is 4.5 cents per litre. Fuel Tax is pre-collected by registered collectors and importers.

Beer and Wine Taxes apply on purchases where the Liquor Control Board of Ontario (LCBO) is not the retailer or wholesaler of the alcohol product. Beer taxes apply on purchases of beer from a beer manufacturer’s on-site store, brew pub, the Beer Store, or a licensed establishment. Wine taxes apply on purchases of wine and wine coolers from on and off-site winery retail stores.

Municipal electricity utilities, Ontario Power Generation Inc. and its subsidiaries that are exempt from regular corporate income taxes are liable to make payments in lieu of federal and provincial corporate tax (PILs) to the Ontario Electricity Financial Corporation (OEFC). PILs are equal to regular federal and Ontario corporate income taxes that are levied under the Income Tax Act (Canada), Corporations Tax Act and Taxation Act, 2007 on entities that are not tax exempt.

OEFC is the Ontario Hydro successor company that is responsible for servicing and retiring the debt and certain other liabilities of the former Ontario Hydro. All PILs received by OEFC are used to service and retire its obligations. As a result of an initial public offering of Hydro One common shares in 2015, Hydro One ceased to be exempt from federal and provincial corporate income taxes and is no longer subject to the PILs regime. The Minister of Finance is required by statute to make payments to the OEFC equal to the amount of provincial tax payable by Hydro One Inc. under the Taxation Act, 2007.

The Estate Administration Tax is payable by the estate of a deceased person on the issuance of a certificate of appointment of an estate trustee by an Ontario court. In 2020, the amount of tax is equal to $15 for each $1,000, or part thereof, of the value of the estate exceeding $50,000; if the value of the estate does not exceed $50,000, the estate is exempt from this tax. In 2018 and 2019, the amount of tax is equal to $5 for each $1,000, or part thereof, of the first $50,000 of the value of the estate and $15 for each $1,000, or part thereof, of the value of the estate exceeding $50,000; if the value of the estate does not exceed $1,000, the estate is exempt from this tax

The Cannabis Excise Duty is imposed by the federal government on cannabis products, payable by the federal licensee that packages the cannabis products (typically the producer) or, in the case of imports, payable by the importer, owner or other person liable under the Customs Act (Canada). The federal government is responsible for the collection and administration of the tax. For dried cannabis flower, the excise duty rate is the greater of $1/gram or 10% of the federal licensee’s selling price for the packaged product when delivered to a purchaser (different rates apply for different product types). Ontario receives 75% of the excise duty collected on cannabis products intended for sale in Ontario, plus an additional sales tax adjustment of 3.9% on the federal licensee’s selling price.

Revenue – Non-tax

For the year ended March 31, 2019

	2019	2018
	$	$
GOVERNMENT OF CANADA
Canada Health Transfer	14,851,943,000	14,359,348,000
Canada Social Transfer	5,450,733,000	5,314,120,000
Equalization Payments	963,165,000	1,423,627,000
Labour Market Development Agreement	719,250,217	672,330,348
Infrastructure Programs	604,392,623	1,065,061,900
Social Housing	393,550,992	418,997,189
Direct Transfers to Hospitals, School Boards and Colleges	390,291,182	313,971,465
Home and Community Care and Mental Health and Addiction Services	328,513,712	115,605,084
Workforce Development Agreement	296,494,169	234,053,068
Indian Welfare Services Agreement	281,355,182	274,450,254
Early Learning and Childcare	160,168,271	121,881,430
Bilingualism Development	84,745,112	84,746,914
Legal Aid – Criminal	64,330,657	64,105,873
Youth Criminal Justice	52,647,352	52,372,438
Canadian Agricultural Partnership	37,754,552	57,793,695
Student Assistance	28,598,227	25,192,537
Immigration Holds Agreement	12,465,789	12,608,980
Labour Market Agreement for Persons with Disabilities	—	62,526,225
Targeted Initiative for Older Workers	—	(149,177)
Other	369,304,947	187,570,108

TOTAL GOVERNMENT OF CANADA	25,089,703,984	24,860,213,331

Source: Ontario Ministry of Finance

The Canada Health Transfer (CHT) is a federal block transfer that supports health care spending in the provinces and territories. Beginning in 2014-15, the CHT has been allocated to provinces and territories on an equal per capita basis. To receive CHT transfers, provinces and territories must comply with the principles of the Canada Health Act.

The Canada Social Transfer (CST) is a federal block transfer that supports provincial and territorial expenditures on post-secondary education, social assistance and social services, including early childhood development, and early learning and child care services. Beginning in 2007-08, the CST has been allocated to provinces and territories on an equal per capita basis. To receive CST transfers, provinces and territories cannot impose residency requirements in determining eligibility for social assistance to Canadian citizens, permanent residents, persons with a temporary resident permit, and refugee claimants waiting to receive permanent resident status.

Equalization is the federal government’s transfer program for addressing fiscal disparities among provinces. The Equalization program aims to ensure that provincial governments have sufficient revenues to provide reasonably comparable levels of public services at reasonably comparable levels of taxation. Equalization payments are unconditional – receiving provinces are free to spend the funds according to their own priorities.

The Labour Market Development Agreement (LMDA) provides for the transfer to Ontario of labour market development programs and services previously delivered by the federal government. The LMDA is funded under the legislative authority of Part II of the Employment Insurance Act. LMDA funding supports Ontario’s skills and employment training programs, particularly for those who are eligible as Employment Insurance (EI) clients under the EI Act.

Infrastructure funding to Ontario is provided through the Investing in Canada Infrastructure Program, agreement for the Investment in Affordable Housing, Post-Secondary Institutions Strategic Investment Fund, Building Canada Fund, Clean Water and Wastewater Fund, Public Transit Infrastructure Fund and other federal provincial infrastructure programs. These agreements support the construction, renewal, improvement and expansion of the Province’s physical capital, including roads, bridges, public transit, affordable housing and water systems.

Social Housing Agreement reimbursements are the federal portion of the cost of subsidizing low-rental housing programs. The Province receives funding from the Canada Mortgage and Housing Corporation (CMHC) to administer social housing in Ontario.

Direct Transfers to Hospitals, School Boards and Colleges (BPS Organizations) represent various federal government funding to BPS Organizations for research, long term and complex hospital care for veterans, enhanced community care for Northern Ontario, Language Instruction for Newcomers to Canada (LINC), Employment Assistance, and post-secondary education programs.

Targeted federal funding for access to home and community care and mental health and addictions services is provided to Ontario, beginning in 2017-18, over a 10-year period. This funding is guided by a Common Statement of Principles on Shared Health Priorities that all provinces and territories agreed on.

The Workforce Development Agreement (WDA) provides funds for training and skills development for Ontarians, including those in need of essential skills development, programming for people with disabilities, youth, newcomers and adult learners.

The Memorandum of Agreement Respecting Welfare Programs for Indians (Indian Welfare Services Agreement, 1965) is a bilateral (Ontario-Canada) cost-sharing agreement under which Canada reimburses Ontario for a portion of expenditures incurred providing eligible social services to status First Nation individuals living on reserve (and off reserve for up to 12 months). The Agreement recognizes a shared Ontario-Canada commitment to make available to status First Nation individuals living on reserve, and to those who have moved off reserve for up to one year, eligible social services programs available to the population of the province not living on reserve. As a bilateral agreement between Canada and Ontario, First Nations are not signatories to the Agreement. The Agreement outlines a formula to determine Canada’s financial contribution for services in the four program areas, outlined in the Agreement, that are provided and funded by Ontario: child protection and child welfare prevention, child care, financial/employment assistance (Ontario Works) and homemakers and nurses services.

Through the Canada-Ontario Early Learning and Child Care Agreement, the federal government provides contributions to Ontario to further improve Ontario’s early learning and child care system.

Bilingualism Development reimbursements are the federal government’s portion of the costs of providing services in both official languages and of providing adequate educational facilities for teaching the second official language. The federal government also contributes to Ontario’s initiatives in French-language schools, such as the establishment of administrative structures in new French-language school boards, and initiatives designed to improve the achievements of French-language students.

Legal Aid payments are the federal government’s contribution to assist in providing legal aid services to economically disadvantaged people in serious criminal matters and proceedings under the Youth Criminal Justice Act. They also help ensure that certain minimum standards of legal aid are maintained in accordance with the Agreement Respecting Legal Aid in Criminal Law, the Youth Criminal Justice Act and immigration and refugee matters.

Youth justice programs are ongoing and mandated under the federal Youth Criminal Justice Act. Programs are delivered by the Ministry of Children, Community and Social Services and/or Transfer Payment Partners. As the administration of justice is a joint responsibility between the federal government and the provinces and territories, a portion of the Ontario expenditures are submitted for funding support through a Contribution Agreement with federal Department of Justice on an annual basis.

The Canadian Agricultural Partnership (CAP) is a five-year federal-provincial-territorial commitment to support Ontario’s agri-food and agri-products sectors that focuses on the key priority areas of economic development, environmental stewardship, and protection and assurance. CAP came into effect on April 1, 2018 and replaced Growing Forward 2.

Student Assistance includes the Canada Student Grant for Services and Equipment for Students with Permanent Disabilities and the administration of Canada Student Loans Program.

The Immigration Holds Agreement represents reimbursement by the federal government for the cost of detaining people awaiting an immigration examination, inquiry or removal.

Under the Labour Market Agreement for Persons with Disabilities (LMAPD), the federal government provided contributions to Ontario to support measures to enhance the employability of persons with disabilities and increase the employment opportunities available to them by addressing employer needs and encouraging employers to remove barriers faced by persons with disabilities. Funding under the LMAPD was consolidated into the Workforce Development Agreement in 2017-18.

The Targeted Initiative for Older Workers (TIOW) was a federal-provincial cost-shared program that helped unemployed workers aged 55 to 64. The initiative helped older workers find programs and services that increase their ability to find work, reintegrate back into employment and ensure that they remain active and productive workers while their communities undergo adjustment. The agreement expired in March 2017 and funding was consolidated into the Workforce Development Agreement in 2017-18.

Other payments from the federal government included, among others:

a)

Funding to support sector-specific services covered under different agreements, such as the First Nation Policing Agreement, Biology Casework Analysis Contribution Program Agreement for DNA testing, Veteran Priority Access Beds Agreement, Firearms Control Agreement, Exchange of Services Agreement, and Canadian Families Justice Fund for family law services;

b)	Annual subsidies under the Constitution Act, 1907;

c)	Interest on the Common School Fund.

FEES, DONATIONS AND OTHER REVENUES FROM HOSPITALS, SCHOOL BOARDS AND COLLEGES (BPS)	2019 $	2018 $
Hospitals	4,165,613,641	4,081,365,891
School Boards	1,587,024,095	1,453,126,950
Colleges	3,484,668,978	2,774,246,975

TOTAL FEES, DONATIONS AND OTHER REVENUES FROM HOSPITALS, SCHOOL BOARDS AND COLLEGES (BPS)	9,237,306,714	8,308,739,816

Source: Ontario Ministry of Finance

Fees, Donations and Other Revenues from Hospitals, School Boards and Colleges (BPS Organizations) represent third-party revenues that BPS Organizations received from the public such as patient fees, tuition fees, ancillary services, donations and other revenues from non-provincial sources.

	2019	2018
INCOME FROM GOVERNMENT ENTERPRISES	$	$
Ontario Lottery and Gaming Corporation	2,464,177,000	2,487,337,000
Liquor Control Board of Ontario	2,276,126,000	2,206,524,000
Ontario Power Generation Inc.	836,830,000	1,092,000,000
Ontario Cannabis Retail Corporation	(42,705,548)	(6,124,071)
Hydro One Limited	(64,915,727)	372,245,400

TOTAL INCOME FROM GOVERNMENT ENTERPRISES	5,469,511,725	6,151,982,329

Source: Ontario Ministry of Finance

Income from Government Enterprises represents amounts received by the Province from government business enterprises.

The Ontario Lottery and Gaming Corporation (OLG) conducts and manages gaming on behalf of the Province of Ontario, including: lottery, casinos, electronic bingo, and internet gaming. OLG continues to integrate horse racing into its gaming strategy, including administration of ongoing funding.

Private service providers are taking over daily operations of OLG casinos in order to optimize revenue and increase operational efficiencies. These providers will fund capital investments necessary to provide enhanced gaming and entertainment experiences for customers. This will help grow OLG revenues to pay for important public services such as healthcare and education.

Liquor Control Board of Ontario (LCBO) profits are generated from the sale of beer, wine, coolers, and spirits.

Hydro One Incorporated (now a subsidiary of Hydro One Limited) and Ontario Power Generation Incorporated (OPG) were created as part of the restructuring of the former Ontario Hydro. The Province’s proportional share of net income from Hydro One Limited (and previously Hydro One Inc.) and the net income from OPG are consolidated in the Province’s finances. OPG revenue is derived primarily from the sale of electricity from its generating stations. Hydro One revenue is derived primarily from the transmission and distribution of electricity.

Ontario Cannabis Retail Corporation (OCRC), operating as the Ontario Cannabis Store (OCS), is an online retailer of recreational cannabis in Ontario. It is also the exclusive wholesaler of recreational cannabis to the Province’s authorized private retail stores. Its net income is generated from the sale of recreational cannabis.

	2019 $	2018 $
OTHER REVENUE
Sales and Rentals	1,476,591,028	2,450,108,907

Fees, Licences and Permits:
Vehicle and Driver Registration Fees	1,990,908,993	1,912,262,158
Other Fees and Licences:
Local Registrars	57,818,572	58,713,103
Personal Property Security Act	61,496,039	58,997,796
Drive Clean	2,821,958	2,854,162
Companies – Incorporations	26,255,287	25,153,921
Gaming Revenues	15,181,035	16,004,688
Other	697,102,496	657,520,475

Total Fees, Licences and Permits	2,851,584,380	2,731,506,303

Royalties:
Gross Revenue Charge – Water Rental Component	119,024,919	122,819,822
Teranet – Polaris Royalties	41,415,505	46,737,937
Crown Charges – Forestry	61,156,861	48,305,526
Other Royalties	29,118,252	72,308,486

Total Royalties	250,715,537	290,171,771

Recovery of Prior Years’ Expenditures	1,301,778,322	1,204,476,874

Reimbursement of Expenditures	997,972,694	1,000,215,680

Miscellaneous:
Fines and Penalties	62,611,243	61,047,046
Carbon Allowance Proceeds	472,138,014	2,401,020,129
Electricity Debt Retirement Charge	15,000,000	593,000,000
Power Supply Contract Recoveries	173,000,000	185,000,000
Net Reduction of Power Purchase Contracts	41,000,000	74,000,000
Independent Electricity System Operator Revenue	227,336,866	209,953,689
Other	509,741,122	350,052,657

Total Miscellaneous	1,500,827,245	3,874,073,521

TOTAL OTHER REVENUE	8,379,469,208	11,550,553,057

Source: Ontario Ministry of Finance

Sales and Rentals includes proceeds from the disposal of real property, supplies and equipment, rental of real property, leasing of Crown land and sales of goods and services provided by Provincial institutions.

Vehicle and Driver Registration fees include vehicle registration, carrier, and driver fees. Vehicle registration fees are for the authorization to operate a motor vehicle on a public road. For commercial vehicles the current fee ranges from $265.25-$4,693.00. Current fees for passenger vehicles and light commercial vehicles weighing 3,000 kilograms or less used for personal purposes are $120.00 per year in Southern Ontario and $60.00 per year in Northern Ontario. Fees for motorcycles and mopeds are $42 and $12 per year respectively in Southern Ontario and $21 and $12 per year respectively in Northern Ontario. Driver fees consist primarily of driver license renewals.

The registrar’s fees consist of fees collected by the Ontario Court (General Division) in estates matters as set by O.Reg. 393/90 made under the Administration of Justice Act and the issuing, signing and filing fees for court related documents in civil matters.

Personal Property registration service fees are remittances for the registration and searches of personal property pledged as collateral to secure a loan. The fees are collected at the time of registration or search.

On September 28, 2018, the Premier announced the cancellation of the light-duty Drive Clean emissions testing program, saving money for Ontario taxpayers and reducing the regulatory burden on Ontario families while committing to enhanced regulations for the biggest polluters on Ontario’s roads, heavy-duty vehicles.

Companies’ service fees are remittances for registration, searches and certificates pertaining to incorporations, limited partnerships and business names. The fees are collected at the time of registration or search.

Gaming-related fees collected by the Alcohol and Gaming Commission of Ontario include fees for registering operators, commercial suppliers and gaming employees of charitable gaming events, casinos, charity casinos, slot machine facilities and internet gaming. Also included are fees for issuing licences to conduct and manage lottery schemes such as raffles.

Effective January 1, 2001, holders of water power leases are required to pay a water rental charge calculated at a rate of 9.5 per cent on gross revenues from the annual generation from hydro-electric-generating stations. This is the Gross Revenue Charge - Water Rental component referenced on previous pages.

Teranet – Polaris Royalties - The Province completed the sale of its 50 per cent ownership in Teranet in 2003-04. As part of this transaction, the Province agreed to suspend royalties from Teranet for a period of 13.67 years to March 31, 2017 in exchange for a lump sum payment of $205 million. The Province amortized the $205 million to revenue over the years until its completion in 2016-17.

In 2010-11 the Province negotiated an extension to the original Teranet agreement, resulting in a 50 year extension beyond the original amortization schedule. $1 billion in cash was received from Teranet in 2010-11 for it to retain exclusive rights related to the operation of the electronic land registration system. This amount is represented as deferred royalties to be amortized over a 56 year period from fiscal 2011-12 to 2066-67. The annual amortization for the extension is $18 million.

As negotiated in the extension agreement between Teranet and the Province, effective for the period starting from April 1, 2017, Teranet resumed making royalty payments to the Province. The royalty payment is based on a percentage of various eligible Teranet revenues and will be paid quarterly. The royalty stream is to be in place until the end of Teranet’s exclusive licence term in 2067.

In 2018-19, the Province reported a total of $41.4 million in royalty revenue from Teranet.

Crown Charges – Timber royalties are remittances for the harvesting of Crown timber on Crown land or when timber rights are reserved to the Crown on patent land. Crown charges are typically charged on a per cubic metre basis related to the tree species, end products produced and harvest volume. A base price per cubic metre, adjusted annually, is established as a minimum price. The minimum price for most harvested timber during 2018-2019 was set at $4.64, or $0.61 or zero (for bioproducts only) per cubic metre depending on the tree species and commodity group. The $0.61 per cubic metre rates were assessed on timber species that are in over-supply due to relatively low market value, have limited application, and/or are harvested primarily for forest improvement purposes. A residual value price, based on a percentage of the difference between the cost of manufacturing and the selling price of the forest product, is also assessed. This component based on commodity market prices is adjusted monthly and varied from $0.00 to $25.65 per cubic metre, depending on different species groups and product sectors.

Beginning in 2006, funds for the Forest Resource Inventory (FRI) have been collected through the stumpage system. In 2018-2019 the FRI rate was set at either $2.50 or $0.61, depending on species group and end-use, and set aside in the Forestry Futures Trust fund account for FRI expenses, until a targeted $10 million contribution to the FRI account is achieved. After reaching the intended $10 million level, the FRI charge is set to zero1. The FRI collection results in no net effect to the forest industry with respect to stumpage charges, as the minimum price is reduced an equivalent amount to FRI charges, while FRI charges are being collected.

[1]	The only exception to this rule is bioproducts sector, for which FRI is collected at the rate of $0.59/m3 throughout the fiscal year.

Recovery of Prior Years’ Expenditures represents monies recovered subsequent to the fiscal year-end in which the related expenditures were made. These receipts represent amounts, which, except for the timing of the recovery, would have been classified as expenditure refunds.

Reimbursements of expenditures are repayments of expenses incurred by the government under formal agreement, understanding or arrangement that the expenses will be recovered in whole or in part.

Fines and Penalties are remittances for infractions of laws, regulations and rules.

The Debt Retirement Charge (DRC) was eliminated as of April 1, 2018. The DRC was paid by electricity consumers based on consumption of electricity. The Electricity Act, 1998, allowed for the DRC to be in place until the residual stranded debt was retired. Residual stranded debt originated from the restructuring of the former Ontario Hydro and restructuring of the electricity sector. The Electricity Act, 1998 was amended by the Budget Measures Act, 2015 to provide for a legislated fixed end-date for the DRC of March 31, 2018 and was no longer linked to the residual stranded debt. Therefore, as part of the legislative amendments, and, effective December 10, 2015, the “residual stranded debt” concept and requirements, including the requirement to determine the residual stranded debt from time-to-time, were removed from the Electricity Act. Ontario removed the DRC from residential electricity users’ bills as of January 1, 2016 and eliminated the DRC for commercial, institutional, industrial and other users as of April 1, 2018. Residual payments of DRC for the period prior to April 1, 2018, have been received, resulting in residual revenues recorded in 2018-19.

Revenues under “Power Supply Contract Recoveries” arise from the reselling of power and recovery from electricity consumers of the cost of power supply agreements of the OEFC, the legal continuation of the former Ontario Hydro.

Power purchase contracts were entered into by the former Ontario Hydro with non-utility generators (NUGs) located in Ontario. As the legal continuation of Ontario Hydro, as of April 1, 1999, the OEFC is the counterparty to these contracts. The contracts provide for the purchase of power at prices that were expected to be in excess of market prices. Accordingly, a power purchase contract liability was recorded on a discounted cash-flow basis. Under legislated reforms to the electricity market, OEFC began receiving actual contract prices for power from ratepayers, effective January 1, 2005, and no longer incurs losses on these power purchase contracts. At that time, the decision was made to amortize the liability to revenue over the period when most existing electricity contracts expire with the liability fully eliminated in fiscal 2021–22.

The Reduction of Power Purchase Contracts represents the effective elimination over time of the power purchase contract liability. The amount of change reflects the deduction for estimated in-year losses used to calculate the liability prior to the legislated reforms to the electricity market that effectively eliminated over time the power purchase liability.

The Independent Electricity System Operator (IESO) was established by the Electricity Act, 1998. It operates independently as a non-profit corporation without share capital. Licensed by the Ontario Energy Board (OEB), it reports to the legislature through the Ministry of Energy, Northern Development and Mines. The IESO directs the operation and maintains the reliability of the province’s power system. The IESO balances demand for electricity against available supply through the wholesale market and directs the flow of electricity across the transmission system. IESO’s revenue is derived primarily from OEB-approved fees for each megawatt of electricity withdrawn from the IESO-controlled grid.

	2019	2018
TOTAL REVENUES	$153,700,207,328	$150,594,084,480

Source: Ontario Ministry of Finance

PUBLIC DEBT

Publicly Held Debt Summary

Publicly held debt is debt issued to the general public. As at March 31, 2019, the total publicly held debt issued was $356,941 million, $296,259 million of which was issued in Canadian dollars (includes $17,546 million of treasury bills), $40,003 million in U.S. dollars (includes $3,863 million in U.S. commercial paper), $16,141 million in euros, $1,611 million in Swiss francs and $2,927 million in other currencies. The above Canadian dollars includes Ontario bonds of $10,032 million and treasury bills of $3,684 million held by the Province in cash equivalents and investments.

From April 1, 2019 through December 13, 2019, the Province announced public offerings of bonds and notes totaling approximately CAD 23.8 billion, of which CAD 23.7 billion were for provincial purposes and CAD 0.1 billion was debt incurred for the OEFC. The tables below provide a summary of the publicly held debt issued by the Province from April 1, 2019 through December 13, 2019.

Debt Issuances Since 2018-19 Fiscal Year End

(from April 1, 2019 to December 13, 2019)

DEBT ISSUED BY THE PROVINCE FOR PROVINCIAL PURPOSES

Series	Date of Issue	Date of Maturity	Interest Rate	Funds	Principal	References
			%		(in millions)
DMTN240	April 25, 2019	June 2, 2029	2.700	Canadian$	750.0	(2) (4)
G81	April 25, 2019	April 25, 2022	2.550	US$	1,750.0	(2) (5)
ADI7	April 26, 2019	October 26, 2029	2.700	AUD	40.0	(2) (6)
DMTN241	April 29, 2019	September 8, 2024	2.300	Canadian$	1,500.0	(2) (7)
DMTN236	May 6, 2019	June 2, 2049	2.900	Canadian$	600.0	(2) (8)
DMTN236	May 16, 2019	June 2, 2049	2.900	Canadian$	600.0	(2) (8)
DMTN242	May 28, 2019	December 2, 2050	2.650	Canadian$	600.0	(2) (9)
DMTN242	June 6, 2019	December 2, 2050	2.650	Canadian$	600.0	(2) (9)
DMTN240	June 13, 2019	June 2, 2029	2.700	Canadian$	1,000.0	(2) (4)
DMTN242	June 17, 2019	December 2, 2050	2.650	Canadian$	1,000.0	(2) (9)
G83	June 20, 2019	June 15, 2026	2.300	US$	1,750.0	(2) (10)
DMTN242	June 25, 2019	December 2, 2050	2.650	Canadian$	750.0	(2) (9)
DMTN240	June 28, 2019	June 2, 2029	2.700	Canadian$	750.0	(2) (4)
DMTN240	July 15, 2019	June 2, 2029	2.700	Canadian$	900.0	(2) (4)
DMTN242	August 21, 2019	December 2, 2050	2.650	Canadian$	574.0	(2) (9)
DMTN240	August 30, 2019	June 2, 2029	2.700	Canadian$	683.0	(2) (4)
DMTN242	September 12, 2019	December 2, 2050	2.650	Canadian$	800.0	(2) (9)
DMTN240	September 23, 2019	June 2, 2029	2.700	Canadian$	1,000.0	(2) (4)
G84	October 2, 2019	October 2, 2029	2.000	US$	1,250.0	(2) (11)
ADI8	October 3, 2019	October 3, 2034	2.000	AUD	170.0	(2) (12)
DMTN242	October 7, 2019	December 2, 2050	2.650	Canadian$	600.0	(2) (9)
DMTN242	October 11, 2019	December 2, 2050	2.650	Canadian$	600.0	(2) (9)
ADI8	October 25, 2019	October 3, 2034	2.000	AUD	150.0	(2) (12)
DMTN242	October 28, 2019	December 2, 2050	2.650	Canadian$	750.0	(2) (9)
DMTN242	November 14, 2019	December 2, 2050	2.650	Canadian$	900.0	(2) (9)
DMTN242	November 25, 2019	December 2, 2050	2.650	Canadian$	600.0	(2) (9)
G77	November 27, 2019	February 5, 2025	2.650	Canadian$	750.0	(2) (13)
DMTN240	December 9, 2019	June 2, 2029	2.700	Canadian$	750.0	(2) (4)

References:

(1)	Interest is paid quarterly
(2)	Interest is paid semi-annually
(3)	Interest is paid annually
(4)	DMTN240: During the fiscal year 2019-20, the Series DMTN240 was re-opened, bringing the total issue size to $8,400 million, including $66.8 million for OEFC
(5)	G81: The Province entered into currency exchange agreements that effectively converted 1,750 million of these US dollar obligations to Canadian dollar obligations at an exchange rate of 1.33960

(6)	ADI7: The Province entered into currency exchange agreements that effectively converted 40 million of these Australian dollar obligations to Canadian dollar obligations at an exchange rate of 0.95670.
(7)	DMTN241: During the fiscal year 2019-20, the Series DMTN241 was re-opened, bringing the total issue size to $2,750 million.
(8)	DMTN236: During the fiscal year 2019-20, the Series DMTN236 was re-opened, bringing the total issue size to $13,250 million, including $625.5 million for OEFC.
(9)	DMTN242: During the fiscal year 2019-20, the Series DMTN242 was issued for a total of 7,800 million, including $26.1 million for OEFC.
(10)	G83: The Province entered into currency exchange agreements that effectively converted 1,750 million of these US dollar obligations to Canadian dollar obligations at an exchange rate of 1.33313.
(11)	G84: The Province entered into currency exchange agreements that effectively converted 1,250 million of these US dollar obligations to Canadian dollar obligations at an exchange rate of 1.32682.
(12)

ADI8: The Province entered into currency exchange agreements that effectively converted 320 million of these Australian dollar obligations to Canadian dollar obligations at an exchange rate of 0.90129.

(13)	G77: During the fiscal year 2019-20, the Series G77 was re-opened, bringing the total issue size to $2,700 million.

Debt Issuances Since 2018-19 Fiscal Year End

(from April 1, 2019 to December 13, 2019)

Series	Date of Issue	Date of Maturity	Interest Rate	Funds	Principal	References
			%		(in millions)
DMTN242	August 21, 2019	December 2, 2050	2.650	Canadian$	26.0	(2) (9)
DMTN240	August 30, 2019	June 2, 2029	2.700	Canadian$	67.0	(2) (4)

References:

(2)	Interest is paid semi-annually
(4)	DMTN240: During the fiscal year 2019-20, the Series DMTN240 was re-opened, bringing the total issue size to $8,400 million, including $66.8 million for OEFC.
(9)	DMTN242: During the fiscal year 2019-20, the Series DMTN242 was issued for a total of 7,800 million, including $26.1 million for OEFC.

ISSUES OF LONG TERM DEBT

For the year ended March 31, 2019

This schedule details the borrowing transactions during the year, which served to increase the outstanding debt of the Province.

Series	Interest Rate	Date of Maturity	Par value
	%		$
PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
DMTN232	1.35	March 8, 2022	750,000,000
DMTN239	3M CBA + 0.05	August 21, 2023	2,650,000,000
DMTN237	2.60	September 8, 2023	3,250,000,000
DMTN241	2.30	September 8, 2024	1,250,000,000
DMTN238	2.90	June 2, 2028	9,550,000,000
DMTN240	2.70	June 2, 2029	2,500,000,000
DMTN236	2.90	June 2, 2049	9,681,000,000
OSBs	Various	June 21, 2021 to June 21, 2028	286,017,900

INCREASE IN PUBLIC DEBT CANADIAN DOLLAR BORROWING			29,917,017,900

ISSUES OF LONG TERM DEBT - Continued

For the year ended March 31, 2019

Series	Interest Rate	Date of Maturity	Par value
	%		$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS
G77	2.65	February 5, 2025	950,000,000

			950,000,000

INCREASE IN CANADIAN DOLLAR BORROWING			30,867,017,900

PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS
ADI6	3.20	October 12, 2028	80,000,000

			80,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $0.98013			78,410,000

PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS
G80	3.40	October 17, 2023	2,500,000,000
G79	3.05	January 29, 2024	2,500,000,000

			5,000,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.31114			6,555,722,500

ISSUES OF LONG TERM DEBT - Continued

For the year ended March 31, 2019

Series	Interest Rate	Date of Maturity	Par value
	%		$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN EUROPE IN EURO
EMTN116	0.625	April 17, 2025	1,500,000,000

			1,500,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.55575			2,333,620,000

INCREASE IN FOREIGN CURRENCY BORROWING			8,967,752,500

ISSUES OF LONG TERM DEBT - Continued

For the year ended March 31, 2019

Series	Interest Rate	Date of Maturity	Par value
	%		$
	Foreign exchange differences on translating foreign currency denominated debt into Canadian dollars		1,006,040,383
	Adjustment for Consumer Price Index (CPI) for real return bonds		33,081,360

	ISSUES OF PROVINCIAL PURPOSE DEBT		40,873,892,143
	ISSUE OF PROVINCIAL PURPOSE DEBT AFTER NET
	CONSOLIDATION AND OTHER ADJUSTMENTS		40,873,892,143
	Issues of Debt for Ontario Electricity Financial Corporation		431,558,000

	TOTAL ISSUES OF LONG-TERM DEBT		41,305,450,143

RETIREMENT OF LONG TERM DEBT

For the year ended March 31, 2019

Series	Interest Rate	Date of Maturity	Par value
	%		$
NON-PUBLIC DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
Canada Pension Plan Investment Board:
CP652	5.81	March 5, 2019	40,000,000
CP653	5.84	March 8, 2019	5,270,000
Canada Mortgage and Housing Corporation:
CMHC	7.625 to 15.75	April 1, 2018 to March 1, 2019	11,987,064
Ontario Immigrant Investor Corporation:
OIIC 146	2.02	May 25, 2018	8,732,536
OIIC 147	2.36	June 25, 2018	14,366,594
OIIC 148	2.33	July 25, 2018	1,395,696
OIIC 149	2.53	August 28, 2018	446,857
OIIC 150	2.44	September 24, 2018	72,348
OIIC 151	2.22	October 25, 2018	8,203,359
OIIC 152	2.25	November 26, 2018	11,908,537
OIIC 153	2.448	December 21, 2018	114,698
OIIC 154	2.10	January 25, 2019	360,000
OIIC 155	2.11	February 22, 2019	5,279,986
OIIC 156	2.16	March 25, 2019	6,214,999

RETIREMENT OF NON-PUBLIC DEBT			114,352,674

RETIREMENT OF LONG TERM DEBT

For the year ended March 31, 2019

Series	Interest Rate	Date of Maturity	Par value
	%		$
PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
DMTN221	3M CBA + 0.12	May 30, 2018	775,000,000
DMTN079	5.50	June 4, 2018	605,000,000
JA	9.4688	July 10, 2018 to January 10, 2019	99,645
DMTN222	3M CBA + 0.16	August 28, 2018	600,800,000
DMTN218	2.10	September 10, 2018	7,628,000,000
DMTN224	3M CBA + 0.15	December 3, 2018	937,000,000

			10,545,899,645

RETIREMENT OF LONG TERM DEBT - Continued

For the year ended March 31, 2019

Series	Interest Rate	Date of Maturity	Par value
	%		$
ONTARIO SAVINGS BONDS
1995	Various	March 1, 2000	193,600
1996	Various	June 21, 2001	8,000
1997	Various	June 21, 2000 to June 21, 2004	5,200
1998	Various	June 21, 2001 to June 21, 2005	83,600
1999	Various	June 21, 2002 to June 21, 2006	193,700
2000	Various	June 21, 2003 to June 21, 2007	201,800
2001	Various	June 21, 2004 to June 21, 2008	142,600
2002	Various	June 21, 2005 to June 21, 2009	126,500
2003	Various	June 21, 2006 to June 21, 2010	236,900
2004	Various	June 21, 2007 to June 21, 2011	230,100
2005	Various	June 21, 2008 to June 21, 2012	291,000
2006	Various	June 21, 2009 to June 21, 2013	410,100
2007	Various	June 21, 2010 to June 21, 2014	329,800
2008	Various	June 21, 2011 to June 21, 2015	561,900
2009	Various	June 21, 2012 to June 21, 2016	396,400
2010	Various	June 21, 2013 to June 21, 2020	933,600
2011	Various	June 21, 2014 to June 21, 2021	13,153,000
2012	Various	June 21, 2015 to June 21, 2022	1,292,300
2013	Various	June 21, 2016 to June 21, 2023	273,986,600
2014	Various	June 21, 2017 to June 21, 2024	18,016,100
2015	Various	June 21, 2018 to June 21, 2025	24,237,000
2016	Various	June 21, 2019 to June 21, 2026	14,923,900
2017	Various	June 21, 2020 to June 21, 2027	17,457,400
2018	Various	June 21, 2021 to June 21, 2028	188,777,200

			556,188,300

RETIREMENT OF LONG TERM DEBT - Continued

For the year ended March 31, 2019

Series	Interest Rate	Date of Maturity	Par value
	%		$
PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS
G68	1.75	October 9, 2018	500,000,000

			500,000,000

PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS
G55	3.00	July 16, 2018	1,000,000,000
G63	2.00	September 27, 2018	1,750,000,000
G71	1.625	January 18, 2019	2,500,000,000
G65	2.00	January 30, 2019	2,000,000,000

			7,250,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.21627			8,817,933,250

RETIREMENT OF LONG TERM DEBT - Continued

For the year ended March 31, 2019

Series	Interest Rate	Date of Maturity	Par value
	%		$
PAYABLE IN JAPANESE MARKET IN JAPANESE YEN
YL16	1.675	August 8, 2018	8,000,000,000

			8,000,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.009444			75,550,891

PAYABLE IN EUROPEAN MARKET IN SWISS FRANCS
EMTN82	3.75	July 30, 2018	225,000,000
CHF1	2.525	July 30, 2018	100,000,000
CHF2	2.59	December 14, 2018	100,000,000

			425,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.99500			422,875,938

RETIREMENT OF LONG TERM DEBT - Continued

For the year ended March 31, 2019

Series	Interest Rate	Date of Maturity	Par value
	%		$
	TOTAL RETIREMENT OF PUBLICLY HELD FOREIGN CURRENCY DEBT		9,816,360,079

	Contribution to and return on Sinking Fund of School Board Trust Debt		22,864,407

	RETIREMENT OF PROVINCIAL PURPOSE DEBT		21,055,665,105
	Net consolidation and other adjustments – Other Government Organizations		251,399,213

	RETIREMENT OF PROVINCIAL PURPOSE DEBT AFTER NET CONSOLIDATION AND OTHER ADJUSTMENTS		21,307,064,318
	Retirement of Debt Issued for Ontario Electricity Financial Corporation		721,162,976

	TOTAL RETIREMENT OF LONG-TERM DEBT		22,028,227,294

NET CHANGE IN SHORT TERM DEBT

For the year ended March 31, 2019

Series	Interest Rate	Date of Maturity	Par value
	%		$
Provincial purpose
Treasury bills			1,156,000
U.S. Commercial Paper			(2,137,753)

			(981,753)
Ontario Electricity Financial Corporation
Treasury bills			609,000

			609,000
Net Consolidation and other adjustments – Other Government Organization			17,255,190

TOTAL NET INCREASE/(DECREASE) IN SHORT-TERM DEBT			16,882,437

SUMMARY OF DEBT OUTSTANDING

As at March 31, 2019

	2019	2018
	$	$
Debt Issued for Provincial Purposes:
Canada Pension Plan Investment Board	9,957,470,000	10,002,740,000
Ontario Immigrant Investor Corporation	42,845,192	99,940,802
Canada Mortgage and Housing Corporation	9,960,501	21,947,566

TOTAL NON-PUBLIC DEBT	10,010,275,693	10,124,628,368

Public Investors	316,351,318,543	296,097,015,005
Ontario Savings Bonds	810,372,000	1,080,542,400
Treasury Bills	17,316,726,000	17,315,570,000
U.S. Commercial Paper	3,862,871,797	3,865,009,549

TOTAL PUBLICLY-HELD DEBT	338,341,288,340	318,358,136,954

School Board Trust Debt	607,239,320	630,103,726

TOTAL DEBT ISSUED FOR PROVINCIAL PURPOSES	348,958,803,353	329,112,869,048
Net Consolidation and Other Adjustments	129,425,012	363,569,035

TOTAL PROVINCIAL PURPOSE DEBT AFTER NET CONSOLIDATION AND OTHER ADJUSTMENTS	349,088,228,365	329,476,438,083

Debt Issued for Ontario Electricity Financial Corporation (OEFC):
Canada Pension Plan Investment Board	230,466,000	230,466,000
Public Investors	11,696,109,019	11,988,014,549
Treasury Bills	655,768,000	655,159,000

TOTAL DEBT ISSUED FOR OEFC	12,582,343,019	12,873,639,549
Direct OEFC Debt	6,309,619,000	6,309,619,000

TOTAL OEFC DEBT	18,891,962,019	19,183,258,549

TOTAL CONSOLIDATED DEBT	367,980,190,384	348,659,696,632

Less: Holdings of own Ontario Bonds and T-Bills	(13,716,280,000)	(11,248,906,000)

REVISED TOTAL CONSOLIDATED DEBT	354,263,910,384	337,410,790,632

Debt Issued for Investment Purposes*:
Ontario Power Generation Inc.	5,126,000,000	5,126,000,000
Hydro One Inc.	1,775,601,693	1,775,601,693

TOTAL DEBT ISSUED FOR INVESTMENT PURPOSES	6,901,601,693	6,901,601,693

*	Debt Issued for Investment Purposes, as a result of a debt for equity swap between the Province and Ontario Power Generation Inc. and Hydro One Inc., is eliminated upon consolidation.

SUMMARY OF DEBT OUTSTANDING - Concluded

As at March 31, 2019

The Canada Pension Plan Investment Board (CPPIB) invests funds in the Province of Ontario’s non-marketable securities. Effective July 1, 2005, under a side-letter agreement signed between the CPPIB and the Province, CPPIB offered the Province upon maturity of the debentures held to the credit of the Canada Pension Plan Investment Fund (CPPIF) that were issued before January 1, 1998, an option of issuing new replacement debentures to the CPPIB with a maximum term of 30 years (minimum term of 5 years and with subsequent roll over options subject to the 30 years maximum from the date of issue of the first replacement debenture) at a rate based on capital market rates at the time of roll over.

The Ontario Immigrant Investor Corporation (OIIC) is an operational enterprise of the Ontario Government incorporated on April 30, 1999 under the Development Corporations Act. The corporation was established to act as Province’s receiving vehicle for immigrant investor monies under the federal government’s Immigrant Investor Program (IIP). The Ontario Financing Authority (“OFA”) manages these monies under an investment management agreement with the OIIC, and the OFA invests these funds received from the IIP in Ontario’s bonds.

The Canada Mortgage and Housing Corporation (CMHC) has accepted serial debentures issued by the Province in return for financing a significant proportion of the construction cost of Provincially-owned waste control facilities. The interest rate is based on the rate for the Government of Canada long-term Canadian public borrowing cost at the time that the Corporation agreed to participate in the project.

The Province of Ontario has issued to public investors in the capital market bonds denominated in Canadian dollar, United States dollar, Japanese yen, Australian dollar, Euro, Swiss franc, and UK pound sterling.

Ontario Savings Bonds (OSBs) were first issued in 1995. OSBs are retail bonds sold by the Province to the residents of Ontario. The bonds are issued once a year and are available for sale through most financial institutions. There are three types of bonds: Variable-Rate Bonds, Step-Up Bonds and Fixed-Rate Bonds. All are available with annual or compound interest. The issuance of new OSBs will be discontinued starting in 2019-2020.

Under the Treasury Bill financing program, non-interest bearing Treasury Bills, with various maturities up to three years, are sold by tender on a regular basis.

U.S. Commercial Paper issues are non-interest bearing debt with maturities up to 270 days.

A School Board Trust was created in June 2003 to permanently refinance debt incurred by 55 school boards. The Trust issued 30-year sinking fund debentures amounting to $891 million and $882 million of the proceeds was provided to the 55 school boards in exchange for the irrevocable right to receive future transfer payments from the Province. An annual transfer payment is made by the Ministry of Education to the Trust’s sinking fund under the School Board Operating Grant program to retire the debt over 30 years.

Net consolidation and other adjustments include third party debt issued by other government organizations after elimination of Provincial debt held by these organizations.

Debt Issued for OEFC: The Province, on behalf of Ontario Electricity Financial Corporation (OEFC), borrows from the Canada Pension Investment Board and issues debentures and treasury bills in the public markets. The proceeds of all such borrowings are advanced to OEFC in exchange for bonds and short term notes with like terms and conditions.

Debt issued for Investment Purposes: On April 1, 1999, under the Energy Competition Act, five corporations, together with their subsidiaries, were formed from the former Ontario Hydro. Ontario Power Generation Inc. (OPG) and Hydro One Inc. are two of these five corporations. In order for OPG and Hydro One Inc. to have capital structures competitive with those of other industry participants, the two companies entered into a debt-for-equity swap with the Province of Ontario. The Province assumed $8,885 million of the debt issued by the two corporations in exchange for $5,126 million in equity from OPG and $3,759 million in equity from Hydro One Inc. The change in the value of the debt issued for Hydro One Inc. is the result of proceeds from the sale of Hydro One shares sold in 2015-16, 2016-17 and 2017-18.

Outstanding Debt as at March 31, 2019 Fiscal Year End

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
DEBT ISSUED FOR PROVINCIAL PURPOSES
NON-PUBLIC DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
To Canada Pension Plan Investment Board:
Year ending March 31
2020	2000	CPP	5.50 to 6.91	869,889,000
2021	2001	CPP	6.33 to 6.67	609,834,000
2022	2002	CPP	6.22 to 6.47	330,994,000
2024	2004	CPP	5.26 to 5.97	688,007,000
2025	2005	CPP	5.15 to 5.79	1,133,182,000
2026	2006	CPP	4.67 to 5.19	574,612,000
2031	2009	CPP	4.79	43,880,000
2032	2009	CPP	4.75	52,000,000
2036	2006-2014	CPP	3.41 to 4.73	725,953,000
2037	2007	CPP	4.50 to 4.76	351,269,000
2038	2008-2017	CPP	2.64 to 4.68	375,952,000
2039	2009	CPP	4.70 to 5.48	493,439,000
2040	2010-2012	CPP	4.36 to 5.03	1,179,395,000
2041	2011	CPP	4.20 to 4.86	799,613,000
2042	2012	CPP	4.23 to 4.56	954,179,000
2043	2013	CPP	3.36 to 3.62	775,272,000

				9,957,470,000	(3)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
To Ontario Immigrant Investor Corporation:
Year ending March 31
2020	2015	OIIC157-168	1.11 to 2.18	33,734,574
2021	2016	OIIC169-180	1.30 to 1.62	6,992,917
2021	2017	OIIC181	1.40	139,935
2022	2017	OIIC182-188	1.212 to 1.709	1,827,947
2023	2018	OIIC189	2.015	149,819

				42,845,192	(4)

To Canada Mortgage and Housing Corporation:
Year ending March 31
2020	1977-1980	CMHC	7.625 to 15.75	4,743,356
2021	1979-1981	CMHC	9.50 to 15.75	4,921,108
2022	1982	CMHC	9.75 to 15.75	296,037

				9,960,501	(5)

TOTAL NON-PUBLIC DEBT				10,010,275,693

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
June 2, 2019	April 19, 2004	DMTN105	5.35	100,000,000	(6)
June 2, 2019	April 17, 2009	DMTN195	4.40	7,050,000,000	(6)
August 26, 2019	August 26, 2014	DMTN226	3M CBA + 0.09	1,921,000,000	(6)
September 8, 2019	June 5, 2014	DMTN225	2.10	4,150,000,000
June 2, 2020	February 22, 2005	DMTN140	4.85	562,000,000
June 2, 2020	February 23, 2010	DMTN200	4.20	10,025,000,000
September 4, 2020	September 4, 1998	LY	6.30	15,000,000
March 16, 2021	March 16, 2016	DMTN230	3M CBA + 0.44	1,364,600,000	(6)
June 2, 2021	December 27, 2007	DMTN180	4.50	75,000,000	(6)
June 2, 2021	January 12, 2011	DMTN207	4.00	8,915,000,000
October 27, 2021	October 27, 2016	DMTN233	3M CBA + 0.26	1,200,000,000	(6)
March 8, 2022	August 23, 2016	DMTN232	1.35	5,750,000,000
June 2, 2022	November 8, 2011	DMTN212	3.15	11,771,700,000
June 27, 2022	June 27, 2017	DMTN235	3M CBA + 0.15	1,601,500,000	(6)
July 13, 2022	July 13, 1992	HC	9.50	1,590,438,000
June 2, 2023	November 6, 2012	DMTN215	2.85	9,322,700,000
August 21, 2023	August 21, 2018	DMTN239	3M CBA + 0.05	2,650,000,000	(6)
September 8, 2023	September 8, 1993	HP	8.10	940,570,000
September 8, 2023	July 31, 2007	DMTN177	4.95	75,000,000
September 8, 2023	February 8, 2018	DMTN237	2.60	4,750,000,000
June 2, 2024	November 25, 2013	DMTN223	3.50	10,000,000,000
September 8, 2024	February 21, 2019	DMTN241	2.30	1,250,000,000
June 2, 2025	December 20, 1994	JE	9.50	460,000,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
June 2, 2025	January 9, 2015	DMTN227	2.60	12,550,000,000
December 2, 2025	October 5, 1995	JQ	8.50	1,000,000,000
February 6, 2026	February 6, 1996	JY	8.00	12,500,000
June 2, 2026	December 21, 1995	JU	8.00	1,000,000,000
June 2, 2026	February 3, 2016	DMTN229	2.40	7,500,000,000
December 2, 2026	February 13, 1997	KR	8.00	386,500,000
December 2, 2026	January 20, 1999	MH	7.00	124,584,000	(7)
February 3, 2027	August 5, 1997	KN	7.50	58,220,000
February 3, 2027	August 5, 1997	KT	6.95	8,726,000
February 3, 2027	April 1, 1998	KY	7.50	11,549,000
February 3, 2027	December 4, 1998	LA	7.50	5,507,000
February 4, 2027	February 4, 1998	KQ	7.375	990,000
June 2, 2027	February 9, 2017	DMTN234	2.60	7,650,000,000
June 2, 2027	October 17, 1996	KJ	7.60	4,734,700,000
June 2, 2028	April 6, 2018	DMTN238	2.90	9,550,000,000
August 25, 2028	February 25, 1998	LQ	6.25	2,020,000
March 8, 2029	January 8, 1998	LK	6.50	4,727,000,000
June 2, 2029	February 7, 2019	DMTN240	2.70	2,500,000,000
January 13, 2031	September 8, 1995	JN	9.50	125,000,000
June 2, 2031	March 27, 2000	NF	6.20	3,000,000,000
June 2, 2031	November 25, 2010	DMTN206	5.20	133,300,000
March 8, 2033	February 17, 2003	DMTN61	5.85	4,674,610,000
March 8, 2033	April 29, 2004	DMTN110	5.85	188,000,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
March 8, 2033	July 23, 2004	DMTN116	5.85	100,000,000	(6)
July 13, 2034	September 21, 2005	DMTN157	5.00	47,500,000	(8)
November 3, 2034	November 3, 1994	HY	9.75	248,800,000
January 10, 1995 to January 10, 2035	November 30, 1994	HZ	9.4688	2,315,904	(9)
“	“	JA	9.4688	3,270,683	(9)
“	“	JB	9.4688	8,482,324	(9)
“	“	JC	9.4688	4,764,354	(9)
“	“	JD	9.4688	3,171,134	(9)
January 12, 2035	January 12, 2007	JG	9.50	110,950,000
February 8, 2035	February 8, 1995	JJ	9.875	32,000,000
June 2, 2035	August 25, 2004	DMTN119	5.60	7,338,509,000
June 2, 2035	January 12, 2005	DMTN133	5.35	150,000,000
June 20, 2036	June 20, 1996	KC	8.25	98,984,000
December 1, 2036	March 8, 2006	DMTN158	2.00 Real Return	2,672,281,601	(10)
June 2, 2037	February 22, 2006	DMTN164	4.70	8,700,000,000
December 2, 2037	February 1, 2005	DMTN138	5.20	100,000,000
June 2, 2038	July 28, 2004	DMTN117	10.00	75,000,000	(11)
June 20, 2038	September 16, 1996	KG	8.10	120,000,000
July 13, 2038	July 29, 1998	LS	5.75	50,000,000
August 25, 2038	August 17, 1998	LT	6.00	86,500,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
June 2, 2039	January 15, 2008	DMTN182	4.60	9,600,000,000
July 13, 2039	February 2, 1999	MK	5.65	223,858,000
December 2, 2039	February 25, 2000	NE	5.70	1,489,000,000
July 13, 2040	April 18, 2002	DMTN44	6.20	100,000,000
June 2, 2041	June 15, 2010	DMTN204	4.65	11,368,000,000
December 2, 2041	August 15, 2001	DMTN10	6.20	340,000,000
March 8, 2042	December 4, 2001	DMTN29	6.00	41,000,000
June 2, 2042	January 18, 2002	DMTN33	6.00	240,000,000
June 2, 2043	February 24, 2003	DMTN62	5.75	75,000,000
June 2, 2043	January 31, 2012	DMTN214	3.50	11,000,000,000
June 2, 2044	September 13, 2006	DMTN169	4.60	27,000,000
January 10, 2045	May 25, 1995	JL	8.435	35,531,176	(12)
March 1, 2045	March 1, 1995	JK	9.50	150,000,000
June 2, 2045	August 31, 2005	DMTN153	4.50	175,000,000
June 2, 2045	May 10, 2013	DMTN220	3.45	15,525,000,000
June 2, 2046	May 24, 2006	DMTN166	4.85	154,700,000
December 2, 2046	February 2, 2015	DMTN228	2.90	14,550,250,000
June 2, 2047	February 28, 2007	DMTN176	4.50	158,000,000
June 2, 2048	May 6, 2008	DMTN184	4.70	50,000,000
June 2, 2048	June 21, 2016	DMTN231	2.80	12,049,000,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
June 2, 2049	November 30, 2017	DMTN236	2.90	11,424,500,000
June 2, 2054	July 22, 2008	DMTN185	4.60	40,000,000
June 2, 2062	November 8, 2012	DMTN216	3.25	475,000,000

				254,726,082,176
CPI adjustment to Real Return Swap				(70,648,614)	(10)

				254,655,433,562

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
ONTARIO SAVINGS BONDS
June 21, 2019	June 21, 2014	Annual	Step-up	285,266,100
June 21, 2019	June 21, 2014	Compound	Step-up	145,846,900
June 21, 2019	June 21, 2016	Annual	Variable	2,431,800
June 21, 2019	June 21, 2016	Compound	Variable	2,499,300
June 21, 2019	June 21, 2016	Annual	1.00	2,552,400
June 21, 2019	June 21, 2016	Compound	1.00	2,643,600
June 21, 2020	June 21, 2010	Annual	4.25	41,448,700
June 21, 2020	June 21, 2010	Compound	4.25	29,406,900
June 21, 2020	June 21, 2015	Annual	Step-up	7,530,300
June 21, 2020	June 21, 2015	Compound	Step-up	6,523,200
June 21, 2020	June 21, 2017	Annual	Variable	399,900
June 21, 2020	June 21, 2017	Compound	Variable	3,305,200
June 21, 2020	June 21, 2017	Annual	1.00	3,420,400
June 21, 2020	June 21, 2017	Compound	1.00	2,314,900
June 21, 2021	June 21, 2011	Annual	3.80	11,394,500
June 21, 2021	June 21, 2011	Compound	3.80	12,621,100
June 21, 2021	June 21, 2016	Annual	Step-up	4,947,500
June 21, 2021	June 21, 2016	Compound	Step-up	6,194,700
June 21, 2021	June 21, 2018	Annual	Variable	1,604,300
June 21, 2021	June 21, 2018	Compound	Variable	2,232,800
June 21, 2021	June 21, 2018	Annual	2.10	4,990,700
June 21, 2021	June 21, 2018	Compound	2.10	2,475,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
ONTARIO SAVINGS BONDS (Cont’d)
June 21, 2022	June 21, 2012	Annual	2.80	3,779,600
June 21, 2022	June 21, 2012	Compound	2.80	5,024,600
June 21, 2022	June 21, 2017	Annual	Step-up	6,545,400
June 21, 2022	June 21, 2017	Compound	Step-up	4,859,200
June 21, 2023	June 21, 2013	Annual	3.10	10,478,100
June 21, 2023	June 21, 2013	Compound	3.10	7,061,100
June 21, 2023	June 21, 2018	Annual	Step-up	60,203,100
June 21, 2023	June 21, 2018	Compound	Step-up	23,898,500
June 21, 2024	June 21, 2014	Annual	3.10	18,644,400
June 21, 2024	June 21, 2014	Compound	3.10	9,409,100
June 21, 2025	June 21, 2015	Annual	2.35	4,081,600
June 21, 2025	June 21, 2015	Compound	2.35	2,772,500
June 21, 2026	June 21, 2016	Annual	2.20	4,761,100
June 21, 2026	June 21, 2016	Compound	2.20	6,319,800
June 21, 2027	June 21, 2017	Annual	2.15	4,100,900
June 21, 2027	June 21, 2017	Compound	2.15	2,736,900
June 21, 2028	June 21, 2018	Annual	2.85	711,200
June 21, 2028	June 21, 2018	Compound	2.85	1,125,100

Active Series				758,562,400	(13)
Matured Series				51,809,600	(14)

TOTAL ONTARIO SAVINGS BONDS				810,372,000

TOTAL PAYABLE IN CANADA IN CANADIAN DOLLARS				255,465,805,562

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS
January 27, 2023	January 29, 2016	G72	1.95	1,550,000,000
February 7, 2024	February 7, 1994	HS	7.50	1,106,700,000
February 5, 2025	February 5, 2018	G77	2.65	1,950,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS				4,606,700,000

PAYABLE IN EUROPE IN CANADIAN DOLLARS
July 13, 2034	July 13, 1994	EMTN5	9.40	300,000,000

TOTAL PAYABLE IN EUROPE IN CANADIAN DOLLARS				300,000,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
Foreign Currency Debt					(15)
PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS
September 29, 2020	September 29, 2010	ADI2	6.25	500,000,000
August 22, 2024	August 22, 2014	ADI3	4.25	350,000,000
August 26, 2025	February 26, 2015	ADI4	3.10	365,000,000
January 27, 2027	January 27, 2017	ADI5	3.50	315,000,000
October 12, 2028	April 12, 2018	ADI6	3.20	80,000,000

TOTAL PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS				1,610,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.99362				1,599,720,720	(15a)

PAYABLE IN EUROPE IN EURO
April 23, 2019	April 23, 2009	EMTN97	4.75	1,500,000,000
December 3, 2019	December 3, 2009	EMTN100	4.00	1,750,000,000
September 28, 2020	September 28, 2010	EMTN107	3.00	1,250,000,000
May 21, 2024	May 21, 2014	EMTN110	1.875	1,750,000,000
June 14, 2024	June 14, 2017	EMTN114	0.375	1,500,000,000
January 21, 2025	January 21, 2015	EMTN111	0.875	1,250,000,000
April 17, 2025	April 17, 2018	EMTN116	0.625	1,500,000,000
June 28, 2041	January 29, 2016	EMTN112	1.82	52,000,000

TOTAL PAYABLE IN EUROPE IN EURO				10,552,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.5296				16,140,311,822	(15b)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN EUROPE IN POUND STERLING
November 10, 2020	May 10, 2017	EMTN113	3M GBP LIBOR + 0.09	500,000,000

TOTAL PAYABLE IN EUROPE IN POUND STERLING				500,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.76510				882,550,000	(15c)

PAYABLE IN EUROPE IN JAPANESE YEN
June 8, 2020	June 7, 2010	EMTN105	1.65	36,900,000,000

TOTAL PAYABLE IN EUROPE IN JAPANESE YEN				36,900,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.012073				445,494,727	(15d)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN EUROPE IN SWISS FRANCS
April 29, 2019	April 29, 2009	EMTN95	3.375	225,000,000
December 4, 2019	December 4, 2009	EMTN99	2.50	275,000,000
May 7, 2020	May 7, 2010	EMTN101	2.375	400,000,000
June 29, 2029	June 28, 2017	EMTN115	0.25	400,000,000

TOTAL PAYABLE IN EUROPE IN SWISS FRANCS				1,300,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.23895				1,610,639,126	(15e)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS
June 17, 2019	June 17, 2016	G73	1.25	1,750,000,000
September 27, 2019	September 27, 2012	G59	1.65	1,250,000,000
October 7, 2019	October 7, 2009	G44	4.00	2,000,000,000
April 14, 2020	April 14, 2010	G48	4.40	2,000,000,000
May 21, 2020	May 21, 2015	G70	1.875	2,000,000,000
February 12, 2021	February 12, 2018	G78	2.55	3,000,000,000
September 10, 2021	September 11, 2014	G67	2.50	2,000,000,000
February 8, 2022	February 8, 2017	G74	2.40	2,500,000,000
May 18, 2022	May 18, 2017	G76	2.25	2,000,000,000
June 29, 2022	June 29, 2012	G58	2.45	1,000,000,000
October 3, 2022	October 3, 2017	G75	2.20	2,000,000,000
October 17, 2023	October 17, 2018	G80	3.40	2,500,000,000
January 29, 2024	January 29, 2019	G79	3.05	2,500,000,000
May 16, 2024	May 16, 2014	G66	3.20	1,250,000,000
April 27, 2026	April 27, 2016	G69	2.50	1,000,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS				28,750,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.25707				36,140,771,750	(15f)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
TOTAL BONDS				317,191,993,708
UNAMORTIZED FOREIGN EXCHANGE GAINS/ (LOSSES)				(30,303,165)

TOTAL BONDS NET OF UNAMORTIZED FOREIGN EXCHANGE GAIN/(LOSS)				317,161,690,543
TREASURY BILLS				17,316,726,000

U.S. COMMERCIAL PAPER (in U.S. Dollars)				2,893,550,000	(16)

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.33499				3,862,871,797

TOTAL PUBLICLY HELD DEBT				338,341,288,340

TOTAL NON-PUBLIC AND PUBLIC DEBT				348,351,564,033

SCHOOL BOARD TRUST DEBT
Year ending March 31
2034	2004		5.90	891,000,000
Sinking Fund				(283,760,680)

				607,239,320	(17)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
%	$
PUBLICLY HELD DEBT (Cont’d)
TOTAL DEBT ISSUED FOR PROVINCIAL PURPOSES	348,958,803,353

CONSOLIDATION ADJUSTMENTS – OTHER GOVERNMENT ORGANIZATIONS
NON-PUBLIC DEBT ISSUED BY AGENCIES:
Ontario Mortgage and Housing Corporation	144,617,042
Ontario Immigrant Investor Corporation	89,243,922	(4)
PUBLIC DEBT ISSUED BY AGENCIES:
Infrastructure Ontario	300,000,000
Niagara Parks Commission	18,802,288
Ornge	271,817,261
Ottawa Convention Centre Corporation	1,370,977
ONTARIO SECURITIES HELD BY AGENCIES:
Bonds	(270,292,192)
Treasury Bills	(426,134,286)

TOTAL CONSOLIDATION ADJUSTMENTS	129,425,012	(18)

TOTAL PROVINCIAL PURPOSE DEBT AFTER CONSOLIDATION ADJUSTMENTS	349,088,228,365

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
DEBT ISSUED FOR ONTARIO ELECTRICITY FINANCIAL CORPORATION (OEFC)
NON-PUBLIC DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
Canada Pension Plan Investment Board:
2021	2001	CPP	6.08	19,375,000
2022	2002	CPP	6.17 to 6.29	172,961,000
2023	2003	CPP	6.16	38,130,000

TOTAL NON-PUBLIC DEBT				230,466,000	(3)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
June 2, 2019	April 27, 2009	DMTN195	4.40	800,000,000
September 8, 2019	June 5, 2014	DMTN225	2.10	100,000,000
June 2, 2020	February 22, 2005	DMTN140	4.85	29,000,000
June 2, 2020	April 22, 2010	DMTN200	4.20	775,000,000
June 2, 2021	April 15, 2011	DMTN207	4.00	85,000,000
June 2, 2022	May 3, 2012	DMTN212	3.15	478,300,000
June 2, 2023	November 6, 2012	DMTN215	2.85	2,777,300,000
September 8, 2023	November 29, 2004	HP	8.10	50,000,000
June 2, 2024	November 25, 2013	DMTN223	3.50	1,550,000,000
June 2, 2025	January 9, 2015	DMTN227	2.60	1,050,000,000
June 2, 2027	February 11, 2000	KJ	7.60	100,500,000
August 25, 2028	April 13, 1999	LQ	6.25	78,600,000
December 1, 2036	October 4, 2005	DMTN158	2.00 Real Return	872,480,000	(10)
June 2, 2037	September 1, 2006	DMTN164	4.70	400,000,000
June 2, 2039	July 10, 2009	DMTN182	4.60	100,000,000
June 2, 2041	March 9, 2011	DMTN204	4.65	282,000,000
June 2, 2043	May 15, 2012	DMTN214	3.50	200,000,000
June 2, 2045	October 1, 2013	DMTN220	3.45	525,000,000
December 2, 2046	February 2, 2015	DMTN228	2.90	149,750,000
June 2, 2048	June 19, 2017	DMTN231	2.80	651,000,000
June 2, 2049	January 25, 2018	DMTN236	2.90	625,500,000

TOTAL PAYABLE IN CANADA IN CANADIAN DOLLARS				11,679,430,000

TOTAL BONDS				11,679,430,000
UNAMORTIZED FOREIGN EXCHANGE GAINS/(LOSSES)				16,679,019

TOTAL BONDS NET OF UNAMORTIZED FOREIGN EXCHANGE GAIN/ (LOSS)				11,696,109,019

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLIC HELD DEBT (Cont’d)
TREASURY BILLS				655,768,000

TOTAL PUBLICLY HELD DEBT				12,351,877,019

TOTAL DEBT ISSUED BY THE PROVINCE FOR OEFC				12,582,343,019

DIRECT OEFC DEBT				6,309,619,000

TOTAL OEFC DEBT				18,891,962,019

TOTAL CONSOLIDATED DEBT				367,980,190,384
Less: HOLDINGS OF OWN ONTARIO BONDS AND T-BILLS				(13,716,280,000)

REVISED TOTAL CONSOLIDATED DEBT				354,263,910,384

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
DEBT ISSUED FOR INVESTMENT PURPOSES*
ONTARIO POWER GENERATION INC				5,126,000,000
HYDRO ONE INC				1,775,601,693

TOTAL DEBT ISSUED FOR INVESTMENT PURPOSES				6,901,601,693

*	Debt for Investment Purposes, as a result of a debt for equity swap between the Province and Ontario Power Generation Inc. and Hydro One Inc., is eliminated upon consolidation.

References:

1.

All debt issues are non-callable, except as stated in the notes below. Debt is payable at a fixed rate, or a floating rate with reference to a stated index, reset usually every three months (3M). These floating rate indices are CBA - Canadian Bankers’ Acceptance Rate, Euribor - Euro Interbank Offered Rate, and Libor - London Interbank Offered Rate.

2.

The following debt series are issued for Provincial purposes and for OEFC: DMTN195, DMTN225, DMTN140, DMTN200, DMTN207, DMTN212, DMTN215, HP, DMTN223, DMTN227, KJ, LQ, DMTN158, DMTN164, DMTN182, DMTN204, DMTN214, DMTN220, DMTN228, DMTN231, and DMTN236.

3.

The Canada Pension Plan Investment Board (CPPIB) invests funds in the Province of Ontario’s non-marketable securities. Effective July 1, 2005, under a side-letter agreement signed between the CPPIB and the Province, CPPIB offered the Province upon maturity of the debentures held to the credit of the Canada Pension Plan Investment Fund (CPPIF) that were issued before January 1, 1998, an option of issuing new replacement debentures to the CPPIB with a maximum term of 30 years (minimum term of 5 years and with subsequent roll over options subject to the 30 years maximum from the date of issue of the first replacement debenture) at a rate based on the capital market rates at the time of roll over. These debentures are not negotiable or transferable and are assignable only to a wholly-owned subsidiary of the Canada Pension Plan Investment Board. On April 1, 2007, all debentures held to the credit of the CPPIF or purchased by the Minister of Finance of Canada in accordance with Section 110 of the Canada Pension Plan were transferred to the CPPIB.

4.	OIIC: Total outstanding amount is $89 million which is invested directly with the Province of Ontario and Infrastructure Ontario.
5.	CMHC: The terms of these debentures require that equal payments be made each year until their maturity. Each payment consists of blended principal and interest.
6.

The Province entered into interest rate agreements for certain Canadian bonds to effectively convert their interest rate obligations according to the Province’s risk management strategy. These bonds and effective rates are: DMTN105 3M CBA rate, DMTN195 3M CBA rate + 0.65% ($600 million), DMTN226 1.91%, DMTN230 1.41%, DMTN180 4.52%, DMTN233 1.31%, DMTN235 1.70%, DMTN239 2.61% and DMTN116 4.22%.

7.	MH: The terms of these debentures require that a special one-time interest payment of 25% of the principal amount outstanding be made at maturity
8.	DMTN157: Interest is payable semi-annually at 15.0% until January 13, 2006 and thereafter at 5.0%.
9.

Series HZ, JA, JB, JC, JD: These are zero coupon bonds which require unequal payments consisting of principal and interest to be made at predetermined irregular intervals with final payment on January 10, 2035. During the fiscal year 2018-19, principal repaid was $0.1 million. The total principal and interest to be payable over the life of these bonds is $1,092 million.

10.

DMTN158: This Real Return Bond bears interest to the index adjusted principal in relation to All-Items Consumer Price Index for Canada (the “CPI”), issued with a base index of 127.54839 on October 4, 2005. Consequent to the change of official time base reference period from 1992 to 2002 by the Bank of Canada on June 19, 2007, the base index has been changed to 107.18352. Total issue size is $2,844 million in principal, of which $700 million has been on-lent to OEFC, and $300 million has been swapped effectively to a nominal debt paying a fixed rate of 4.22%. The amount outstanding represents the indexed value of the principal.

11.	DMTN117: The bond was issued at a high premium in 2004 to offer a yield of 5.74%.
12.

JL: The terms of these debentures require unequal payments, consisting of both principal and interest, to be made at predetermined irregular intervals with the final payment on January 10, 2045. The total principal and interest to be payable over the life of the debenture is $1,325 million.

13.

OSB: Ontario Savings Bonds are redeemable at the option of the holders on June 21 and December 21 and for 14 calendar days following the redemption date of June 21 and December 21, with the exception of Fixed-Rate bonds which are redeemable at maturity only. Starting in 2009, Variable Rate Bonds are redeemable annually only on June 21. All current outstanding OSBs may be redeemed upon the death of the beneficial owner.

OSB - Fixed Rate:

In 2009, fixed rate bonds were issued for a term of two, three and five years. In 2010 and 2011, fixed rate bonds were issued for a term of three, seven and ten years. In 2012, 2013, 2014, 2015, 2016, 2017, and 2018, fixed-rate bonds were issued for a term of three and ten years only.

OSB - Step-up Rate:

2014 Series: Interest is payable at 1.25%, 1.5%, 2.0%, 2.25% and 2.5%,

2015 Series: Interest is payable at 0.75%, 0.9%, 1.05%, 1.2% and 1.35%,

2016 Series: Interest is payable at 0.60%, 0.75%, 1.0%, 1.25%, and 1.5%,

2017 Series: Interest is payable at 0.60%, 0.8%, 1.05%, 1.3%, and 1.65%,

2018 Series: Interest is payable at 1.50%, 1.8%, 2.15%, 2.3%, and 2.55%,

in year 1, 2, 3, 4 and 5 respectively.

OSB – Variable Rate:

Starting in 2009, the interest rate on the Variable Rate Bond is reset yearly, on June 21 only.

2015 Series: Interest is payable at 0.80% for the period from June 21, 2015 to June 20, 2016, 0.65% for the period from June 21, 2016 to June 20, 2017, and 0.65% for the period from June 21, 2017 to June 20, 2018

2016 Series: Interest is payable at 0.65% for the period from June 21, 2016 to June 20, 2017, 0.65% for the period from June 21, 2017 to June 20, 2018, and 1.65% for the period from June 21, 2018 to June 20, 2019

2017 Series: Interest is payable at 0.65% for the period from June 21, 2017 to June 20, 2018, and 1.65% for the period from June 21, 2018 to June 20, 2019

2018 Series: Interest is payable at 1.65% for the period from June 21, 2018 to June 20, 2019

14.	OSB: The outstanding amount represent bonds matured but not yet presented for redemption. Interest is payable on these bonds only up to the maturity date.
15.

All foreign currency debt has been converted into Canadian dollar equivalents at the rates of the currency exchange agreements if the debt was hedged, or at year end exchange rates if unhedged. 99.1 per cent of foreign currency debt is hedged as at March 31, 2019. The exchange rates of foreign currencies to Canadian dollars as at March 31, 2019 are: Australian dollar 0.947973, Euro 1.497753, Japanese yen 0.01205, Swiss franc 1.340779, UK pound sterling 1.736749, United States dollar 1.33555.

In addition, the Province entered into interest rate agreements that effectively converted these interest rate obligations in accordance with the Province’s risk management strategies. These bonds and effective rates are:

(a)	Australia in AUD 3.00% ($1,600 million)

(b)	EMTN in Euro: 3.53% ($13,244 million), 3M CBA + 1.17% ($2,896 million)

(c)	EMTN in GBP: 3M CBA + 0.25% ($883 million)

(d)	Japan in Yen: 3.68% ($445 million)

(e)	EMTN in CHF: 5.12% ($543 million), $536 million unhedged at 0.29%, 4.28% ($532 million)

(f)	Global in USD: 3.17% ($14,127 million), 2.20% ($10,430 million), 2.15% ($8,648 million), 2.03% (1,273 million), 3M CBA + 0.46% ($1,663 million).

16.	U.S. Commercial Paper issues are discount notes with maturities up to 270 days.
17.

SBT: A School Board Trust was created in June 2003 to permanently refinance debt incurred by 55 school boards. The Trust issued 30-year sinking fund debentures amounting to $891 million and $882 million of the proceeds was provided to the 55 school boards in exchange for the irrevocable right to receive future transfer payments from the Province. An annual transfer payment is made by the Ministry of Education to the Trust’s sinking fund under the School Board Operating Grant program to retire the debt over 30 years.

18.

Total consolidation adjustments include third party debt issued by other government organizations and the elimination of provincial debt held by these organizations. The following are the provincial debt held by other government organizations (in millions):

Ontario Bonds:

Forest Renewal Trust: $3m DMTN215 and $1m DMTN229.

Infrastructure Ontario: $17m DMTN195, $88m DMTN223, $6m DMTN225, and $62m DMTN237.

Ontario Trillium Foundation: $6m DMTN200, $12m DMTN207, $12m DMTN225, $8m DMTN226, and $13m DMTN232.

Ontario Immigrant Investor Corporation: $43m OIIC 157-189.

Treasury Bills:

Forest Renewal Trust: $1m, Northern Ontario Heritage Fund Corporation: $206m, Ontario Capital Growth Corporation: $177m, Ontario Immigrant Investor Corporation: $33m, and Ontario Trillium Foundation: $10m.

SEC Registered Debt Outstanding for Province of Ontario

Date of Maturity	Date of Issue	Series	Interest Rate (%)	Issuing Currency	Outstanding
April 14, 2020	April 14, 2010	G48	4.400	USD	2,000,000,000
May 21, 2020	May 21, 2015	G70	1.875	USD	2,000,000,000
February 12, 2021	February 12, 2018	G78	2.550	USD	3,000,000,000
September 10, 2021	September 11, 2014	G67	2.500	USD	2,000,000,000
February 8, 2022	February 8, 2017	G74	2.400	USD	2,500,000,000
May 18, 2022	May 18, 2017	G76	2.250	USD	2,000,000,000
June 29, 2022	June 29, 2012	G58	2.450	USD	1,000,000,000
October 3, 2022	October 3, 2017	G75	2.200	USD	2,000,000,000
January 27, 2023	January 29, 2016	G72	1.950	CAD	750,000,000
January 27, 2023	February 2, 2017	G72.R1	1.950	CAD	800,000,000
October 17, 2023	October 12, 2018	G80	3.400	USD	2,500,000,000
January 29, 2024	January 29, 2019	G79	3.05	USD	2,500,000,000
February 7, 2024	February 7, 1994	HS	7.500	CAD	1,106,700,000
May 16, 2024	May 16, 2014	G66	3.200	USD	1,250,000,000
February 5, 2025	February 5, 2018	G77	2.650	CAD	1,000,000,000
February 5, 2025	February 7, 2019	G77.R1	2.650	CAD	950,000,000
February 5, 2025	November 27, 2019	G77.R2	2.65	CAD	750,000,000
April 27, 2026	April 27, 2016	G69	2.500	USD	1,000,000,000

Ontario Electricity Industry

Ontario Electricity Financial Corporation (OEFC), a Crown agency, is the legal continuation of Ontario Hydro and is responsible for the management of that corporation’s debt and other liabilities that were not transferred to successor companies as part of the restructuring of Ontario Hydro in 1999, including the administration of certain power purchase agreements with non-utility generators. As at March 31, 2019, OEFC had total debt of $18.8 billion (2018, $19.1 billion). $12.5 billion of OEFC’s debt as at March 31, 2019 (2018, $12.8 billion) is held by the Province and included in total debt and other liabilities.

Ontario Hydro’s successor companies include Ontario Power Generation Inc. (OPG), a generation business wholly owned by the Province, and Hydro One Inc., a transmission and distribution business. Hydro One Inc. is now a subsidiary of Hydro One Limited (“Hydro One”). Following an initial public offering on November 5, 2015 and subsequent share sales in 2016 and 2017, the Province now holds about 47.4% of the common shares in Hydro One. On July 19, 2017, Hydro One announced an offer to acquire Avista Corporation (Avista), for $6.7 billion CAD (USD $5.3 billion). In January 2019, Hydro One and Avista announced that they mutually agreed to terminate their previously announced merger agreement. Related to the transaction, including a termination fee, Hydro One recorded net costs of $45 million in 2017, $44 million in 2018 and $191 million for the three months ending March 31, 2019.

The other Ontario Hydro successor companies are the Independent Electricity System Operator (IESO), the electricity system and market operator, and the Electrical Safety Authority, which is responsible for electricity safety inspection.

Pursuant to various transfer orders (“Transfer Orders”), assets of the former Ontario Hydro were transferred to OPG, Hydro One Inc. and the IESO in exchange for debt. The Province assumed a portion of OPG’s and Hydro One Inc.’s debt in exchange for equity, in order to provide them with commercially acceptable capital structures. As of March 31, 2019, OEFC held notes receivable in the amount of $3.3 billion from OPG, $120 million from the IESO and $6.9 billion from the Province. OEFC provided indemnities, guaranteed by the Province, to OPG and Hydro One Inc., in connection with the Transfer Orders; those indemnities were terminated as of May 31, 2006 and October 31, 2015 respectively.

As of April 1, 1999, the Ministry of Finance estimated the amount of OEFC’s debt and other liabilities that, in the opinion of the Minister of Finance, could not reasonably be serviced and retired in a competitive electricity market (the “stranded debt”) to be approximately $20.9 billion. OEFC’s unfunded liability is the net deficiency of OEFC’s assets over its liabilities. The opening unfunded liability of $19.4 billion as at April 1, 1999 represented the stranded debt adjusted for $1.5 billion of additional assets transferred to OEFC. OEFC’s unfunded liability as at March 31, 2019 was $1.3 billion.

As part of the restructuring of the electricity sector, a long-term plan provides for certain dedicated revenue streams to service and retire OEFC’s debt and other liabilities. These revenue streams are established under the Electricity Act, 1998 (“Electricity Act”) and include payments-in-lieu of property taxes and federal and provincial corporate income taxes currently paid by OPG and the municipal electricity utilities. As a result of the initial public offering on November 5, 2015, Hydro One is no longer subject to payments-in-lieu of federal and provincial corporate income taxes and is subject to normal corporate income taxes. Hydro One remains subject to paying payments-in-lieu of property tax. The Minister of Finance has legislative authority and is required to make payments to the OEFC equal to the amount of provincial corporate tax payable by Hydro One Inc. under the Taxation Act, 2007.

The Province, as shareholder, is eligible to receive dividend payments on its shares in OPG and Hydro One. Pursuant to the government’s discretionary commitment to keep electricity income in the electricity sector, the Province’s proportionate share of the cumulative combined net income of OPG and Hydro One in excess of the Province’s cumulative interest expenditure on its investment in the companies has been allocated to OEFC since 1999, including up to March 31, 2019 for purposes of debt retirement (“electricity sector dedicated income”).

Under the Electricity Act, a Debt Retirement Charge (DRC) of 0.7 cents per kilowatt hour was levied on most Ontario electricity users and payable to OEFC. Prior to January 1, 2016, the DRC was payable by most electricity consumers. As of January 1, 2016, residential electricity users were exempted from paying the DRC. The government introduced legislation, passed on December 10, 2015, the Budget Measures Act, 2015 to legislate a fixed end-date for the DRC of April 1, 2018, for commercial, industrial and all other users.

The Electricity Act and the Ontario Energy Board Act, 1998 set out the legislative framework for Ontario’s electricity market and restructuring of Ontario Hydro. Open, non-discriminatory access to transmission and distribution systems commenced May 1, 2002. Since 2005, electricity prices payable by consumers reflect a blend of contract prices, regulated prices for OPG’s output from its price-regulated nuclear and hydroelectric plants, and market prices. Regulated prices for OPG are approved by the Ontario Energy Board (OEB). The OEB also sets the commodity price payable by low volume and certain other specified consumers under the Regulated Price Plan (RPP). The IESO finances any differences between prices under the RPP and the actual supply cost of electricity, with any shortfall or surplus to be recovered or returned through the setting of RPP prices in the following period.

In May 2017, the Ontario Fair Hydro Plan Act, 2017 (the Fair Hydro Act) was enacted. The components of the plan to reduce current electricity prices include initiatives provided for in the Fair Hydro Act as well as other policy initiatives including providing arebate on electricity bills equal to the eight per cent provincial portion of the Harmonized Sales Tax under the Ontario Rebate for Electricity Consumers (OREC), which was effective January 1, 2017; funding the cost of the Ontario Electricity Support Program and most of the Rural or Remote Rate Protection program from general government funds instead of from ratepayers; and an additional reduction in current electricity bills for eligible residential, small business and farm customers, commencing July 1, 2017. The reduction (referred to as the Global Adjustment Refinancing) provided for in the Fair Hydro Act was to be recovered from specified electricity ratepayers in future years (referred to as the Clean Energy Adjustment).

The Global Adjustment Refinancing was carried out by an entity established by OPG, which financed the shortfall during the 2017-18 fiscal year ($1,639 million) with subordinated debt from OPG to a maximum of 49 per cent of the Trust’s total outstanding debt, and the balance from third party lenders. Of the amount lent to the Trust from OPG, approximately 90 per cent of that amount ($721 million) was funded by equity injections from the Province, and 10 per cent was funded by debt borrowed by OPG from third party lenders ($82 million). As of March 31, 2019, the Trust owed $876 million to OPG and $912 million to third party lenders.

In September 2018, the government made a decision to make a future change to the Fair Hydro Act to cancel the Global Adjustment Refinancing component as designed, including reducing the amount of the current electricity price reduction to be borne by future ratepayers, and making any recovery from future ratepayers optional. Therefore, The Province’s 2018-2019 Public Accounts reflected an expense of $2,761 million for the GA refinancing (2017-18, $1,789 million)..

In May, 2019, the Fixing the Hydro Mess Act, 2019 received Royal Assent. Amendments to the Fair Hydro Act came into force on November 1, 2019. As a result of the amendments, the recovery of the price reductions are to be funded by the Crown instead of by future ratepayers. The government also introduced regulatory amendments to keep average residential bill increases in line with the rate of inflation and provide on-bill electricity price relief more transparently through the Ontario Electricity Rebate (OER), effective November 1, 2019.

The Province, OPG and certain subsidiaries of OPG are parties to the Ontario Nuclear Funds Agreement (ONFA), which governs the establishment, funding and management of segregated funds to ensure sufficient funds are available to pay the costs of nuclear station decommissioning, low and intermediate level nuclear waste management and nuclear used fuel waste management.

Under ONFA, the Province is liable to make payments should the cost estimate for nuclear used fuel waste management rise above specified thresholds, for a fixed volume of used fuel. The likelihood and amount by which the cost estimate could rise above these thresholds cannot be determined at this time. The cost estimate will be updated periodically to reflect new developments in the management of nuclear used fuel waste.

As well, under ONFA, the Province guarantees a return of 3.25% over the Ontario Consumer Price Index for the portion of the nuclear used fuel waste management segregated fund related to the fixed volume of used fuel. If the earnings on assets in that fund related to the fixed volume exceed the guaranteed rate, the Province is entitled to the excess.

On November 28, 2017, the Canadian Nuclear Safety Commission (CNSC) announced that it accepted OPG’s proposed revised financial guarantee for the 2018-2022 period. Effective January 1, 2018, the CNSC’s financial guarantee requirement is satisfied by the value of the ONFA funds, without the need for a direct provincial guarantee to the CNSC on behalf of OPG. Until the end of 2017, the Province provided a guarantee related to the portion of the decommissioning and waste management obligations not funded by the estimated value of ONFA funds as at January 1, 2013. In return, the Province received from OPG an annual fee equal to 0.5% of the value of the guarantee. A second agreement, between the Province, CNSC and OPG, which continues to be in place, gives the CNSC access (in prescribed circumstances) to the segregated funds established under ONFA.

CONTINGENT LIABILITIES –

OBLIGATIONS GUARANTEED BY THE PROVINCE OF ONTARIO

As at March 31, 2019

LOANS GUARANTEED

	Year of Issue	Rate of Interest	Outstanding March 31, 2019	References
		%	$
MINISTRY OF AGRICULTURE, FOOD AND RURAL AFFAIRS
Commodity Loan Guarantee Program	Ongoing	Prime	17,114,373	(1)
Feeder Cattle Loan Guarantee Program	Ongoing	Various	24,199,386	(2)
FarmPlus Rural Loan Pool Program	Pre-2006	Various	6,130

TOTAL MINISTRY OF AGRICULTURE AND FOOD / RURAL AFFAIRS			41,319,889

MINISTRY OF ADVANCED EDUCATION AND SKILLS DEVELOPMENT
Ontario Student Loan Plan:
Class “A”	Various	Prime	263,522
Class “B”	Various	Prime + 1	32,510
Class “C”	Various	Prime + 1	8,734,829

TOTAL MINISTRY OF ADVANCED EDUCATON AND SKILLS DEVELOPMENT			9,030,861

TOTAL LOANS GUARANTEED			50,350,750

CONTINGENT LIABILITIES –

OBLIGATIONS GUARANTEED BY THE PROVINCE OF ONTARIO – Concluded

As at March 31, 2019

OTHER GUARANTEES

	Year of Issue	Rate of Interest	Outstanding March 31, 2019	References
		%	$
MINISTRY OF FINANCE
Loan Facility by United Communities Credit Union Ltd. to Pelee Island Co-operative Association	2010	2.89	600,000	(3)
Loan Guarantees under Aboriginal Loan Guarantee Program	2011-12 to 2017-18	Various	253,700,000	(4)

TOTAL MINISTRY OF FINANCE			254,300,000

TOTAL OTHER GUARANTEES			254,300,000

TOTAL LOANS AND OTHER GUARANTEES			304,650,750

FINANCIAL GUARANTEES – MINISTRY OF FINANCE:

References:

1.	The Province’s maximum liability for the program is $17,114,373.
2.	The Province’s maximum liability for the program is $24,199,386.
3.

The Province has guaranteed the repayment of loan facility of $600,000 made by United Communities Credit Union Limited to Pelee Island Cooperative Association for a period beginning May 11, 2010 and ending at the earliest of April 1, 2015 or repayment of all the amounts borrowed. The guarantee shall be extended accordingly but not to extend beyond April 1, 2035. The maximum amount guaranteed is $0.6 million plus any unpaid interest, costs and expenses thereon.

4.

The Province has, to March 31, 2019, provided nine loan guarantees under the Aboriginal Loan Guarantee Program: two in fiscal 2011-12, two in fiscal 2013-14, one in fiscal 2014-15, two in fiscal 2015-16, one in fiscal 2016-2017 and one in 2017-2018 for a combined total of $253.7 million. The loans for which these guarantees apply will mature between 2026/27 and 2039/40, at which point the guarantees expire. Borrowers pay the Province an annual loan guarantee fee of 0.15% of the outstanding guaranteed amount. The Aboriginal Loan Guarantee Program provides loan guarantees to support Aboriginal equity participation in renewable energy generation and transmission projects and has a maximum program envelope of $650 million.

* CLAIMS AGAINST THE CROWN

As at March 31, 2019

The following are claims arising from legal action either in progress or threatened against the Crown in respect of breach of contract, damages to persons and property and like items. The amounts claimed have not been specified, but in each case are expected to exceed $50 million.

1.	Mallory, Richard, et al v HMQRO, Plaintiff is seeking damages for wrongful arrest, conviction and imprisonment.
2.

Magnotta Winery Corporation et al. v. AGCO et al. re: allegations that the “Made Policy” which places restrictions on the sale of alcohol products was created unfairly and discriminates against Plaintiff’s business operations.

3.	Keatley Surveying Ltd. v. Teranet Inc. re: Class Proceedings against Teranet for damages of infringement of the Copyright Act, R.S.C. 1985, pertains to the electronic land registry system.
4.	Quinte, Elaine, et al v Algoma Central Properties – Elliot Lake Algo Mall Collapse – Class Action claim arising from the collapse of the Algo Centre Mall on June 23, 2012.
5.

Grann, Toni v HMQRO, MCSS (formerly Papassay, Holly v HMQRO): class action claim for damages and injuries suffered by members while in foster care facilities by Children’s Aid Societies across Ontario under the care of the Ministry of Children and Youth Services

6.	Johnson, Glenn, et al v. HMQRO: Draft class action claim for damages contemplated by a class comprised of inmates incarcerated at the EMDC between January 1, 2010 and August 25, 2013.
7.

StandardBred Breeders of Ontario Association v. HMQRO and OLG – proposed class action, cancellation of the Slots-at-Racetracks Program (SARP) amounted to breach of contract and negligent misrepresentation

8.

Kanani, Alykhan, et al v Economical Insurance Company, et al, PGT negligently supervised a lawyer it had retained to act for the plaintiff as his guardian for property in relation to a lawsuit and statutory accident benefits arising from a serious motor vehicle accident in 1996.

9.	Secure Isolation-Class Action re Ontario Youth Justice Facilities: The notice alleges negligence and breach of fiduciary duty by Ontario in its operation and management of the Facilities.
10.	Templin, James v. HMQ – Child and Parent Resource Institute: Class action relating to the management and operation of the Child and Parent Resource Institute.
11.	Dadzie, Godday, et al v HMQRO: Notice of class proceeding brought on behalf of all immigrants detained by the CBSA.
12.	Lapple v. HMQ: Proposed class proceeding: all prisoners incarcerated or detained at all Ontario correctional facilities.
13.	Class Proceeding Concerning Inordinate Waitlists (Leroux, Mark Litigation Guardian of Leroux, Briana), the claim is framed in negligence, breach of fiduciary duty and breach of Charter rights.
14.

MediaMix Interactive Inc.: Statement of Claim in Ontario’s Supreme Court of Justice for damages (including interest) and costs arising from alleged breach and wrongful termination by MNRF in Oct 2010 for a May 2009 turnkey reservation and registration service contract between MNRF and MMI.

15.	Francis, Conrey v. HMQRO: Notice of proposed class concerning systematic overuse of segregation/solitary confinement in correctional facilities.
16.	Cirillo, Robin v. HMQRO: Class Proceeding Concerning Bail Hearing Delays: Potential Class action for delays in bail system.
17.	Minotar Holdings Inc.: claims misfeasance in public office in relation to the continued inclusion of 60 acres of the plaintiff’s property in the Greenbelt Area.
18.	Proposed Class Action: in relation to a CN train derailment near Gogama, Ontario.
19.	Ontario First Nations Limited Partnership; Ontario Lottery and Gaming Corporation: this matter concerns a revenue sharing agreement between OLG and Ontario.
20.

Jones, Kiwayne v HMQRO, proposed class action for $200 million in damages breach of duty, failing to maintain policies and procedures to protect the immigration status of class members; failing to preserve records of their immigration status; and failing to assist them.

21.	Keeping, Kirk (Class Action re Training Schools), the claim is framed in vicarious liability, negligence, and breach of fiduciary duty.

* CLAIMS AGAINST THE CROWN – Continued

As at March 31, 2019

22.

Warssama, Abdirahmaan, the Plaintiff, Abdirahmaan Warssama, alleges breaches of the Charter, false imprisonment, negligence and breach of fiduciary duty as a result of being detained as an immigration detainee

23.

1668153 Ontario Inc.: statement of claim for damages against HMQ (MOECC) and a district engineer at MOECC, amongst other. Claim alleges MOECC and the City of Vaughan misrepresented and acted in bad faith by deliberately delaying the plaintiffs’ residential development project.

24.	Twain, Jim Chief, Statement of claim for damages for negligence, breach of contract, fiduciary duty and treaty rights.
25.

Missanabie Cree First Nation v. Ontario and Canada, the Plaintiffs claim that they were not parties to treaty 9 and therefore have unextinguished Aboriginal title. In the alternative, Plaintiffs claim if they are parties to Treaty 9 they have yet to receive their treaty land entitlement.

26.

Six Nations of the Grand River Band, the plaintiffs seek an accounting in respect of the Crown’s management and sale of the lands originally granted to them in the 1780’s and 1790’s and in respect of the proceeds of subsequent sales of portions of those lands.

27.	Wikwemikong Indian Band Re: aboriginal title in islands in Lake Huron and Georgian Bay.
28.	The Chippewas of Sarnia, Plaintiffs seek aboriginal title in large tract in City of Sarnia, mostly owned by private parties, as well as damages.
29.

The Begetikong Anishnabe First Nation (aka the Ojibways of Pic River) Chief Roy Michano, Councillor Duncan Michano and Councillor Arthur H. Fisher, the plaintiff First Nation claims to hold aboriginal title to a large tract of land on the northeastern shore of Lake Superior.

30.	Long Lake No. 58 First Nation. Plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.
31.	Biinjitiwaabik Zaaging Anishinabek First Nation (Rocky Bay Band): claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.
32.	Sand Point First Nation: claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.
33.	Pic Mobert First Nation: claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.
34.	Pays Plat First Nation v. Canada and Ontario: claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.
35.

Whitesand First Nation Whitesand First Nation & Red Rock First Nation Annuity Claims, Plaintiffs seek declaratory relief for increased annuity payable pursuant to Robinson-Superior Treaty 1850 has not been paid.

36.

Moose Deer Point First Nation, Statement of claim for compensation for breach of fiduciary obligation and a declaration that the plaintiffs have existing treaty rights as set out in the address of Samuel Peters Jarvis in 1837.

37.	Garden River First Nation Reserve No. 14 re: First Nation’s boundaries under Robinson-Huron Treaty.
38.

Aundeck OMNI Kaning First Nation et al: Amended claim still seeks recognition of aboriginal title over waters surrounding Manitoulin Island. Litigation on hold while parties attempt to negotiate a resolution.

39.	Northwest Angle No. 33 First Nation: Claim for flooding and related damages and a declaration of fiduciary duty to the plaintiffs.
40.

Restoule et al. v. Canada and Ontario: The plaintiffs seek declaratory relief recognizing an obligation on the Crown, now and in the past, to increase [Robinson Huron] Treaty [of 1850] annuities to the extent the Crown can do so from the revenues generated by the surrendered lands, without incurring loss. They also seek an accounting and damages.

41.	Grand Chief Coon Come, Mathew: Notice of Action for aboriginal title and rights over the traditional territory.
42.

Morrisseau, Catherine v. HMQRO et al.: Proposed class action claim brought on behalf of aboriginal persons who were as children placed in the care of non-Aboriginal foster or adoptive parents or guardians under the “Adopt Indian Metis program”.

* CLAIMS AGAINST THE CROWN – Concluded

As at March 31, 2019

43.

Gull Bay First Nation v. Canada and Ontario: the plaintiff claims that the Crown did not survey the reserve to which the plaintiff is entitled under the Robinson Superior Treaty of 1850 in a timely manner, which resulted in a smaller – than agreed reserve.

44.

Kitigan Zibi Anishinabeg et al v. Attorney General of Canada, National Capital Commission and HMQRO: the plaintiffs on behalf of the Algonquin Anishinabe Nation asserts Aboriginal title over lands in Ottawa on the Ottawa River at the west end of the city core.

45.	Association of Ontario Midwives v. Ontario: Human Rights Code challenge alleging that Ontario’s compensation for midwives discriminates.
46.	Ontario Principals’ Council and Catholic Principals’ Council of Ontario V. Her Majesty the Queen in Right of Ontario, principal/vice-principal applicant groups claim discriminatory pay inequity.
47.

Bowman, Dana et al. v. Ontario, Minister of Children, Community and Social Services, proposed class action concerning the cancellation of the Basic Income Pilot Project, the Plaintiffs are seeking damages, declarations and/or orders to rectify the anticipatory breach of contract, negligence and misfeasance in public office.

48.

Mieyette, Jeanette v HMQRO, et al together with 14 other related files, proposed class proceedings against FSCO regarding the application of HST on Statutory Accident Benefits. The class intends to argue that the application of HST results in a reduction of benefits.

49.

Niyonzima, Prosper, Ontario was served with the statement of claim seeing $75 million in damages for damages arising from negligent investigation, false imprisonment, malicious prosecution, and a number of alleged Charter breaches against HMQ.

50.	Quantz v Ontario, proposed class action seeking damages for the Crown’s alleged negligence in relation to unauthorized disclosure of ODSP recipient information.
51.

Barker, et al v. Barker, Ontario formerly known as Egglestone et al v. HMQRO, 28 current and former patients of Penetanguishene Mental Health Centre allege violation of basic human and civil rights and breach of fiduciary duty.by Ontario and two psychiatrists

52.	Wright, Gregory v. Ontario proposed class action related to Elgin-Middlesex Detention Centre conditions such as alleged violence, overcrowding, lockdowns and lack of medical treatment
53.	Labatt Brewing Company and Molson Canada re: intended challenge to legislation related to Bill 115
54.	Potential litigation related to obligation to provide agreed support for autism services and recent changes to autism services
55.	Proposed Class Action Regarding Ontario Cattle, Hog, and Horticulture Payment Program
56.	Proposed Class Action Concerning the Sears Canada Inc. Registered Retirement Plan
57.

Ontario First Nations (2008) Limited Partnership (“OFNLP”) – New Lottery Schemes, a new Notice of Objection regarding 2008 revenue sharing agreement between OFNLP (whose limited partners include almost all of Ontario’s First Nations), OLG & Ontario

58.

Complaints to the Ontario Labour Relations Board that the Minister of Education (and a named public servant) engaged in unfair labour practices while negotiating payments to compensate those affected by the Putting Students First Act, 2012.

59.

Application by Access Copyright to the Copyright Board of Canada to determine the tariff rate respecting a licence: complaints to the Ontario Labour Relations Board that the Minister of Education (and a named public servant) engaged in unfair labour practices while negotiating payments.

60.

Sifto Canada Corp. v. The Minister of Finance, Multiple tax appeals filed by same taxpayer for several taxation years. The primary issue concerns the methodology required to be used by Sifto to compute its “profit” for the purposes of the Act.

61.	Glencore Canada Corporation v. The Minister of Finance, multiple tax appeals filed by same taxpayer for several taxation years.
62.	Service Employees International Union, Local 1 Canada and the Ontario Nurses Association v. Participating Nursing Homes Ontario is an intervener on a constitutional issue.
63.

Tennant Energy LLC. v. Government of Canada, Tennant Energy LLC alleges that measures and actions taken by the Government of Ontario in relation to the feed-in tariff (FIT) program and the Green Energy Investment Agreement (GEIA) violate its rights under NAFTA, Chapter 11.

*	Updated for changes up to date of release of Public Accounts. 63 of the above claims were assessed as “not determinable and not measurable”.

Economic Data Tables

The following tables present a comprehensive review of Ontario’s economy including, GDP information, imports and exports, demographics and labour markets between 2005-2018.

Ontario, Gross Domestic Product, 2005–2018							Table 1
	($ Billions)
	2005	2006	2007	2008	2009	2010	2011
Real GDP (chained $2012)	640.0	651.9	657.2	657.1	636.6	655.4	671.2
Household Consumption	326.4	336.8	349.7	358.2	357.9	371.0	377.3
Residential Construction	46.1	46.5	47.7	45.4	42.7	46.2	47.9
Non-residential Construction	15.6	17.4	18.6	17.6	16.6	16.9	20.7
Machinery and Equipment	24.3	26.4	26.2	26.5	20.3	22.3	23.0
Exports	358.7	361.2	362.3	339.1	293.9	318.0	334.8
Imports	306.5	318.5	330.7	322.7	286.0	319.6	336.3
Nominal GDP	556.6	578.2	601.7	608.4	597.9	631.0	659.7
Primary Household Income	364.9	381.9	403.4	414.7	412.8	424.3	444.1
Compensation of Employees	285.0	298.1	315.0	324.2	321.1	330.2	345.3
Net Operating Surplus - Corporations	74.9	74.3	73.3	66.0	56.0	74.4	83.4

Table 1 (continued)	($ Billions)
	2012	2013	2014	2015	2016	2017	2018
Real GDP (chained $2012)	680.1	689.4	706.5	723.9	740.7	761.3	778.8
Household Consumption	382.9	391.1	401.5	413.3	424.3	441.0	453.8
Residential Construction	50.1	49.2	49.5	53.3	57.3	57.9	56.1
Non-residential Construction	22.4	21.4	23.8	26.7	24.6	25.0	24.1
Machinery and Equipment	22.8	20.2	23.5	25.8	24.7	26.7	29.0
Exports	342.9	354.2	369.1	377.1	387.4	394.3	403.7
Imports	339.5	345.7	364.7	373.8	378.6	397.8	405.7
Nominal GDP	680.1	695.4	726.1	759.4	792.9	825.8	854.7
Primary Household Income	459.1	472.9	489.4	511.6	519.4	544.1	570.1
Compensation of Employees	356.6	367.9	380.6	396.8	403.0	422.2	443.9
Net Operating Surplus - Corporations	85.9	84.8	94.3	97.2	112.6	114.6	110.3

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Growth in Gross Domestic Product, 2005–2018							Table 2
	(Per Cent Change)
	2005	2006	2007	2008	2009	2010	2011
Real GDP (chained $2012)	3.2	1.9	0.8	0.0	(3.1)	2.9	2.4
Household Consumption	3.7	3.2	3.8	2.4	(0.1)	3.6	1.7
Residential Construction	1.7	0.9	2.5	(4.7)	(6.0)	8.1	3.6
Non-residential Construction	2.1	11.9	6.9	(5.3)	(5.9)	1.6	22.7
Machinery and Equipment	12.5	8.5	(0.8)	1.3	(23.4)	9.7	3.2
Exports	2.2	0.7	0.3	(6.4)	(13.3)	8.2	5.3
Imports	3.1	3.9	3.8	(2.4)	(11.4)	11.8	5.2
Nominal GDP	4.4	3.9	4.1	1.1	(1.7)	5.5	4.6
Primary Household Income	4.5	4.6	5.6	2.8	(0.5)	2.8	4.7
Compensation of Employees	4.5	4.6	5.7	2.9	(1.0)	2.9	4.6
Net Operating Surplus - Corporations	6.3	(0.9)	(1.4)	(9.9)	(15.2)	32.9	12.1

Table 2 (continued)	(Per Cent Change)
	2012	2013	2014	2015	2016	2017	2018
Real GDP (chained $2012)	1.3	1.4	2.5	2.5	2.3	2.8	2.3
Household Consumption	1.5	2.1	2.7	2.9	2.7	3.9	2.9
Residential Construction	4.7	(1.8)	0.7	7.7	7.5	1.0	(3.0)
Non-residential Construction	8.0	(4.4)	11.2	12.1	(7.9)	1.7	(3.4)
Machinery and Equipment	(0.9)	(11.1)	16.0	9.9	(4.2)	7.9	8.9
Exports	2.4	3.3	4.2	2.2	2.7	1.8	2.4
Imports	0.9	1.8	5.5	2.5	1.3	5.1	2.0
Nominal GDP	3.1	2.2	4.4	4.6	4.4	4.1	3.5
Primary Household Income	3.4	3.0	3.5	4.5	1.5	4.7	4.8
Compensation of Employees	3.3	3.2	3.4	4.3	1.6	4.7	5.1
Net Operating Surplus - Corporations	3.0	(1.2)	11.1	3.1	15.8	1.8	(3.7)

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Real Gross Domestic Product by Industry at Basic Prices, 2015–2018				Table 3
	(Chained $2012 Millions)
	2015	2016	2017	2018
Goods Producing Industries	159,455	161,673	165,436	167,121
Primary	14,194	13,869	13,666	13,446
Utilities	13,087	13,341	13,374	13,672
Construction	47,782	48,362	50,612	50,727
Manufacturing[1]	84,392	86,102	87,784	89,276
Services Producing Industries	516,069	530,330	545,716	558,754
Wholesale Trade	44,100	45,730	48,458	49,841
Retail Trade	31,444	32,739	35,134	35,837
Transportation and Warehousing	26,848	27,633	28,574	29,692
Information and Cultural	25,482	26,008	26,681	26,527
Finance and Insurance	61,707	64,533	66,888	68,511
Real Estate, Rental and Leasing	88,142	90,781	92,405	93,386
Professional and Administrative Services	67,105	68,486	70,155	73,079
Management of Companies and Enterprises	4,953	4,851	4,584	4,330
Education	39,962	40,671	41,114	42,335
Health Care and Social Services	45,451	46,910	47,926	49,431
Arts, Entertainment and Recreation	5,801	6,024	6,215	6,385
Accommodation and Food	14,097	14,791	15,364	15,662
Other Services	13,654	13,427	13,423	13,568
Public Administration	48,074	48,494	49,547	50,922
Total Production	676,235	692,800	711,994	726,924

[1]	See Table 5 for detailed manufacturing industries.

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Growth in Real Gross Domestic Product by Industry at Basic Prices, 2015–2018				Table 4
	(Per Cent Change)
	2015	2016	2017	2018
Goods Producing Industries	3.3	1.4	2.3	1.0
Primary	0.1	(2.3)	(1.5)	(1.6)
Utilities	(1.7)	1.9	0.2	2.2
Construction	8.3	1.2	4.7	0.2
Manufacturing[1]	2.0	2.0	2.0	1.7
Services Producing Industries	2.5	2.8	2.9	2.4
Wholesale Trade	0.2	3.7	6.0	2.9
Retail Trade	0.0	4.1	7.3	2.0
Transportation and Warehousing	3.6	2.9	3.4	3.9
Information and Cultural	2.1	2.1	2.6	(0.6)
Finance and Insurance	5.7	4.6	3.6	2.4
Real Estate, Rental and Leasing	3.0	3.0	1.8	1.1
Professional and Administrative Services	3.2	2.1	2.4	4.2
Management of Companies and Enterprises	9.6	(2.1)	(5.5)	(5.5)
Education	0.6	1.8	1.1	3.0
Health Care and Social Services	1.6	3.2	2.2	3.1
Arts, Entertainment and Recreation	4.0	3.9	3.2	2.7
Accommodation and Food	4.6	4.9	3.9	1.9
Other Services	1.3	(1.7)	0.0	1.1
Public Administration	0.9	0.9	2.2	2.8
Total Production	2.6	2.4	2.8	2.1

[1]	See Table 6 for detailed manufacturing industries.

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Real Gross Domestic Product at Basic Prices by Detailed Manufacturing Industries, 2015–2018				Table 5
	(Chained $2012 Millions)
	2015	2016	2017	2018
Manufacturing	84,392	86,102	87,784	89,276
Food, Beverage and Tobacco Products	13,000	13,517	14,173	14,414
Textile, Clothing and Leather Products	977	960	1,028	1,148
Wood Products and Furniture	3,541	3,910	4,087	3,863
Paper Products and Printing	4,681	4,692	4,994	4,870
Chemical and Petroleum Products	11,709	11,697	11,885	12,063
Plastic and Rubber Products	4,987	5,337	5,535	5,669
Primary Metal and Fabricated Metal Products	10,931	10,768	10,815	11,514
Machinery	7,329	7,283	8,409	9,062
Electrical and Electronic Products	5,020	5,034	5,103	5,084
Transportation Equipment	17,536	18,066	17,144	16,861
Other Manufacturing	4,752	4,895	4,907	5,129

Source: Statistics Canada.

Ontario, Growth in Real Gross Domestic Product at Basic Prices by Detailed Manufacturing Industries, 2015–2018				Table 6
	(Per Cent Change)
	2015	2016	2017	2018
Manufacturing	2.0	2.0	2.0	1.7
Food, Beverage and Tobacco Products	1.0	4.0	4.9	1.7
Textile, Clothing and Leather Products	16.0	(1.7)	7.1	11.6
Wood Products and Furniture	6.5	10.4	4.5	(5.5)
Paper Products and Printing	4.4	0.2	6.4	(2.5)
Chemical and Petroleum Products	6.0	(0.1)	1.6	1.5
Plastic and Rubber Products	5.7	7.0	3.7	2.4
Primary Metal and Fabricated Metal Products	(2.8)	(1.5)	0.4	6.5
Machinery	7.6	(0.6)	15.5	7.8
Electrical and Electronic Products	(0.1)	0.3	1.4	(0.4)
Transportation Equipment	(1.7)	3.0	(5.1)	(1.7)
Other Manufacturing	4.4	3.0	0.2	4.5

Source: Statistics Canada.

Ontario, Housing Market Indicators, 2015–2018				Table 7
	2015	2016	2017	2018
New Housing Market
Residential Construction, Current $ Millions	58,750	66,536	71,471	69,850
Per Cent Change	11.9	13.3	7.4	(2.3)
Real Residential Construction ($2012 Millions)	53,331	57,305	57,884	56,144
Per Cent Change	7.7	7.5	1.0	(3.0)
Housing Starts (Units)	70,156	74,952	79,123	78,742
Per Cent Change	18.6	6.8	5.6	(0.5)
Of which: Single-detached, urban areas (Units)	23,446	27,190	26,340	21,537
Per Cent Change	9.8	16.0	(3.1)	(18.2)
Multiple, urban areas (Units)	44,845	44,670	48,864	54,421
Per Cent Change	28.8	(0.4)	9.4	11.4
New Housing Price Index (Dec. 2016=100)	93	97	103	104
Per Cent Change	2.5	4.9	6.3	1.0
Resale Market
Home Resales (Units)	223,699	243,251	219,358	191,030
Per Cent Change	9.6	8.7	(9.8)	(12.9)
Average Resale Price ($)	463,735	534,224	584,163	570,226
Per Cent Change	7.7	15.2	9.3	(2.4)

Sources:	Statistics Canada, Canada Mortgage and Housing Corporation, Canadian Real Estate Association and Ontario Ministry of Finance.

Selected Financial Indicators, 2005–2018							Table 8
	(Per Cent)
	2005	2006	2007	2008	2009	2010	2011
Interest Rates
Bank Rate	2.9	4.3	4.6	3.2	0.6	0.9	1.3
Prime Rate	4.4	5.8	6.1	4.7	2.4	2.6	3.0
10-Year Government Bonds	4.1	4.2	4.3	3.6	3.3	3.2	2.8
Three-month T-Bills	2.7	4.0	4.1	2.3	0.3	0.6	0.9
Mortgage Rates
5-Year Rate	6.0	6.7	7.1	7.1	5.6	5.6	5.4
1-Year Rate	5.1	6.3	6.9	6.7	4.0	3.5	3.5

Table 8 (continued)	(Per Cent)
	2012	2013	2014	2015	2016	2017	2018
Interest Rates
Bank Rate	1.3	1.3	1.3	0.9	0.8	1.0	1.7
Prime Rate	3.0	3.0	3.0	2.8	2.7	2.9	3.6
10-Year Government Bonds	1.9	2.3	2.2	1.5	1.3	1.8	2.3
Three-month T-Bills	0.9	1.0	0.9	0.5	0.5	0.7	1.4
Mortgage Rates
5-Year Rate	5.3	5.2	4.9	4.7	4.7	4.8	5.3
1-Year Rate	3.2	3.1	3.1	3.0	3.1	3.2	3.5

Source: Bank of Canada.

Ontario, International Merchandise Exports[1] by Major Commodity[2], 2018				Table 9
		Value ($ Millions)	2018 Growth (Per Cent)	Per Cent of Total
1	Motor vehicles and parts	67,527	(4.1)	33.4
2	Mechanical equipment	20,671	2.4	10.2
3	Precious metals & stones	18,716	(3.8)	9.3
4	Plastic products	7,996	10.0	4.0
5	Electrical machinery	7,992	3.1	4.0
6	Pharmaceutical products	6,490	18.6	3.2
7	Iron and steel	6,166	9.6	3.1
8	Furniture and accessories	4,054	(0.5)	2.0
9	Scientific, photo & med eqmt	3,973	5.9	2.0
10	Cereal and baked products	3,885	14.6	1.9
11	Oils & other petroleum products	3,498	29.9	1.7
12	Iron and steel products	3,182	2.7	1.6
13	Aluminium & articles	2,792	(2.8)	1.4
14	Nickel & articles thereof	2,575	7.3	1.3
15	Paper products	2,335	1.4	1.2
16	Aircraft and parts	2,323	(6.7)	1.1
17	Wood products	1,959	5.0	1.0
18	Inorganic chemicals	1,847	16.6	0.9
19	Miscellaneous chemical products	1,726	8.4	0.9
20	Organic chemicals	1,666	12.8	0.8
21	Rubber products	1,649	3.1	0.8
22	Vegetables	1,540	3.6	0.8
23	Seeds and miscellaneous grains	1,539	9.7	0.8
24	Perfumes and cosmetics	1,471	16.8	0.7
25	Copper & articles thereof	1,279	(1.5)	0.6
	All other commodities	23,304	3.9	11.5
	Total Exports	202,156	1.5	100.0

[1]	International merchandise exports exclude re-exports and are reported on a customs basis.
[2]	Product groupings based on two-digit Harmonized System codes.

Source: Statistics Canada.

Ontario, International Merchandise Imports by Major Commodity[1], 2018				Table 10
		Value ($ Millions)	2018 Growth (Per Cent)	Per Cent of Total
1	Motor vehicles and parts	76,832	(1.8)	21.7
2	Mechanical equipment	52,359	4.4	14.8
3	Electrical machinery	40,755	3.3	11.5
4	Plastic products	14,343	5.5	4.0
5	Pharmaceutical products	12,983	9.9	3.7
6	Scientific, photo & med eqmt	10,718	1.3	3.0
7	Precious metals & stones	9,273	(12.3)	2.6
8	Oils & other petroleum products	7,151	(10.9)	2.0
9	Furniture and accessories	7,059	(0.5)	2.0
10	Iron and steel products	6,905	7.8	1.9
11	Iron and steel	6,578	4.4	1.9
12	Organic chemicals	5,997	15.9	1.7
13	Paper products	4,534	3.2	1.3
14	Rubber products	4,437	1.8	1.3
15	Perfumes and cosmetics	3,736	4.3	1.1
16	Aluminium & articles	3,709	11.0	1.0
17	Miscellaneous chemical products	3,349	8.0	0.9
18	Toys and sporting goods	3,249	5.0	0.9
19	Fruit and nuts	3,219	1.4	0.9
20	Aircraft and parts	3,199	(17.2)	0.9
21	Knitted clothes	2,947	11.0	0.8
22	Cereal and baked products	2,850	4.6	0.8
23	Non-knitted clothes	2,800	8.1	0.8
24	Beverages	2,752	2.2	0.8
25	Miscellaneous food products	2,679	2.1	0.8
	All other commodities	58,148	5.5	16.4
	Domestic Imports	352,560	2.3	99.4
	Re-imports[2]	2,186	1.1	0.6
	Total Imports	354,746	2.3	100.0

[1]	Product groupings based on two-digit Harmonized System codes. Data reported on a customs basis. Domestic imports exclude re-imports. Total imports are the sum of domestic imports and re-imports.
[2]	These are goods re-entering (returned to) Ontario after having been exported abroad without having been materially altered or enhanced in value while abroad.

Source: Statistics Canada.

Ontario, International Merchandise Exports[1] by Top 25 Trading Partners, 2018				Table 11
		Exports ($ Millions)	2018 Growth (Per Cent)	Per Cent of Total
1	United States	159,279	(0.5)	78.8
2	United Kingdom	12,358	(14.6)	6.1
3	China	3,983	46.0	2.0
4	Mexico	3,065	2.8	1.5
5	Hong Kong	2,602	149.7	1.3
6	Norway	2,089	32.0	1.0
7	Germany	1,789	15.6	0.9
8	Japan	1,750	9.3	0.9
9	Saudi Arabia	1,474	51.7	0.7
10	Italy	1,415	61.7	0.7
11	Belgium	865	42.5	0.4
12	Netherlands	823	26.1	0.4
13	South Korea	764	21.2	0.4
14	France	687	7.7	0.3
15	Australia	595	9.2	0.3
16	Botswana	485	59.8	0.2
17	Ireland	351	20.0	0.2
18	Switzerland	350	(28.8)	0.2
19	India	346	(5.4)	0.2
20	Singapore	325	12.1	0.2
21	United Arab Emirates	306	16.4	0.2
22	Spain	287	29.5	0.1
23	Taiwan	284	7.9	0.1
24	Brazil	263	(26.1)	0.1
25	Turkey	255	8.4	0.1
	All other countries	5,367	2.3	2.7
	Total Exports	202,156	1.5	100.0

[1]	International merchandise exports exclude re-exports and are reported on a customs basis.

Source: Statistics Canada.

Ontario, International Merchandise Imports[1] by Top 25 Trading Partners, 2018				Table 12
		Imports ($ Millions)	2018 Growth (Per Cent)	Per Cent of Total
1	United States	192,526	0.1	54.3
2	China	45,473	5.9	12.8
3	Mexico	29,192	2.4	8.2
4	Japan	11,641	(10.6)	3.3
5	Germany	9,333	6.6	2.6
6	South Korea	6,405	13.0	1.8
7	Italy	4,578	9.1	1.3
8	Switzerland	3,545	4.0	1.0
9	Vietnam	3,099	3.7	0.9
10	United Kingdom	3,084	5.7	0.9
11	Taiwan	3,018	5.8	0.9
12	India	2,794	24.9	0.8
13	France	2,768	14.2	0.8
14	Belgium	2,136	38.6	0.6
15	Ireland	2,129	65.1	0.6
16	Thailand	2,047	2.5	0.6
17	Malaysia	1,971	7.2	0.6
18	Brazil	1,803	8.7	0.5
19	Spain	1,380	12.4	0.4
20	Argentina	1,367	(10.4)	0.4
21	Netherlands	1,235	14.9	0.3
22	Turkey	1,163	19.9	0.3
23	Sweden	1,043	3.0	0.3
24	Dominican Republic	957	(19.0)	0.3
25	Austria	916	4.7	0.3
	All other countries	16,957	3.5	5.4
	Domestic Imports	352,560	2.3	99.4
	Re-imports[2]	2,186	1.1	0.6
	Total Imports	354,746	2.3	100.00

[1]	Data reported on a customs basis. Domestic imports exclude re-imports. Total imports are the sum of domestic imports and re-imports.
[2]	These are goods re-entering (returned to) Ontario after having been exported abroad without having been materially altered or enhanced in value while abroad.

Source: Statistics Canada.

Ontario, Selected Demographic Characteristics, 2012–2019[1]								Table 13
	2012	2013	2014	2015	2016	2017	2018	2019
Total Population (000s)	13,391	13,511	13,618	13,707	13,875	14,073	14,319	14,567
Annual average Growth over Preceding Year (%)	1.0	0.9	0.8	0.7	1.2	1.4	1.7	1.7
Median Age (Years)	40.0	40.3	40.5	40.7	40.7	40.7	40.6	40.4
Age Group Shares (%)
0–4	5.4	5.3	5.3	5.2	5.2	5.1	5.0	5.0
5–14	11.1	11.1	11.0	11.0	11.0	10.9	10.8	10.7
15–24	13.6	13.4	13.2	13.0	12.9	13.0	13.0	13.0
25–44	27.0	26.8	26.7	26.6	26.5	26.6	26.8	27.1
45–64	28.3	28.2	28.2	28.2	28.1	27.9	27.5	27.0
65–74	8.0	8.4	8.7	8.9	9.2	9.4	9.6	9.8
75+	6.7	6.8	6.9	7.0	7.1	7.2	7.3	7.5
Total Fertility Rate[2]	1.6	1.5	1.5	1.5	1.5	—	—	—
Life Expectancy at Birth (Years)[3]
Female	84.2	84.3	84.3	84.4	84.4	—	—	—
Male	80.0	80.2	80.3	80.4	80.4	—	—	—
Families (000s)	3,736	3,761	3,782	3,800	3,832	3,883	3,917	3,958
Households (000s)[4]	—	—	—	—	5,169	—	—	—

[1]	Population estimates are for July 1.
[2]	Calendar-year data from Ministry of Finance.
[3]	For three-year periods with the reference year as the middle year.
[4]	Households are from Census enumeration.

Source: Statistics Canada.

Ontario, Components of Population Growth, 2009-10 to 2018-19[1]					Table 14
	(Thousands)
	2009-10	2010-11	2011-12	2012-13	2013-14
Population at Beginning of Period	12,998	13,136	13,261	13,391	13,511
Births	140	139	141	141	140
Deaths	88	91	89	93	94
Immigrants	117	105	101	106	102
Net Emigrants[2]	18	18	25	24	25
Net Change in Non-permanent Residents	13	15	24	16	11
Interprovincial Arrivals	60	58	60	55	57
Interprovincial Departures	64	62	71	69	72
Population Growth During Period	137	126	129	120	107
Population at End of Period[3]	13,136	13,261	13,391	13,511	13,618
Population Growth (%)	1.1	1.0	1.0	0.9	0.8

Table 14 (continued)					(Thousands)
	2014-15	2015-16	2016-17	2017-18	2018-19
Population at Beginning of Period	13,618	13,707	13,875	14,073	14,319
Births	140	140	140	142	146
Deaths	98	97	102	106	109
Immigrants	90	120	98	132	139
Net Emigrants[2]	24	25	20	20	21
Net Change in Non-permanent Residents	2	31	67	87	81
Interprovincial Arrivals	63	72	72	70	77
Interprovincial Departures	72	63	58	60	66
Population Growth During Period	90	168	197	246	248
Population at End of Period[3]	13,707	13,875	14,073	14,319	14,567
Population Growth (%)	0.7	1.2	1.4	1.7	1.7

[1]	Data are from July 1 to June 30 (Census year).
[2]	Net Emigrants = Emigrants plus net change in temporary emigrants minus returning emigrants.
[3]	The sum of the components does not equal the total change in population due to residual deviation.

Source: Statistics Canada.

Ontario, Labour Force, 2005–2018							Table 15
	2005	2006	2007	2008	2009	2010	2011
Labour Force (000s)	6,834	6,887	6,992	7,074	7,080	7,161	7,227
Annual Labour Force Growth (%)	0.9	0.8	1.5	1.2	0.1	1.1	0.9
Participation Rate (%)
Male	73.5	72.6	72.5	72.5	71.5	71.1	71.1
Female	62.6	62.6	63.2	63.1	62.6	62.8	62.3
Share of Labour Force (%)
Youth (15–24)	16.1	16.1	16.2	16.0	15.5	15.1	15.3
Older Workers (55+)	13.6	14.1	14.7	15.5	16.1	17.1	17.5

Table 15 (continued)
	2012	2013	2014	2015	2016	2017	2018
Labour Force (000s)	7,276	7,384	7,419	7,426	7,490	7,580	7,673
Annual Labour Force Growth (%)	0.7	1.5	0.5	0.1	0.9	1.2	1.2
Participation Rate (%)
Male	70.7	70.5	70.3	70.0	69.5	69.2	68.7
Female	61.9	62.2	61.6	60.7	60.7	60.7	60.5
Share of Labour Force (%)
Youth (15–24)	14.9	15.0	15.1	14.8	14.4	14.3	14.1
Older Workers (55+)	18.2	18.7	19.5	20.0	20.7	21.1	21.4

Source: Statistics Canada.

Ontario, Employment, 2005–2018							Table 16
	2005	2006	2007	2008	2009	2010	2011
Total Employment (000s)	6,381	6,452	6,546	6,610	6,433	6,538	6,658
Male	3,385	3,400	3,411	3,445	3,301	3,364	3,450
Female	2,996	3,053	3,135	3,165	3,132	3,174	3,208
Annual Employment Growth (%)	1.1	1.1	1.4	1.0	(2.7)	1.6	1.8
Net Job Creation (000s)	67	71	93	65	(178)	105	121
Public-sector Employment (000s)	1,137	1,163	1,196	1,261	1,233	1,255	1,294
Private-sector Employment (000s)	4,309	4,351	4,366	4,346	4,195	4,268	4,340
Self-employment (000s)	935	939	983	1,004	1,005	1,015	1,024
Manufacturing Employment (% of total)	16.7	15.5	14.3	13.4	12.0	11.7	11.6
Services Employment (% of total)	74.3	75.4	76.6	77.3	78.8	78.9	78.8
Part-time (% of total)	18.2	17.9	18.2	18.8	19.6	19.6	19.3
Average Hours Worked Per Week[1]	37.2	36.8	37.1	36.7	35.9	36.0	36.3

Table 16 (continued)
	2012	2013	2014	2015	2016	2017	2018
Total Employment (000s)	6,703	6,823	6,878	6,923	7,000	7,128	7,242
Male	3,472	3,523	3,567	3,607	3,636	3,701	3,764
Female	3,231	3,301	3,311	3,316	3,364	3,427	3,479
Annual Employment Growth (%)	0.7	1.8	0.8	0.7	1.1	1.8	1.6
Net Job Creation (000s)	44	121	55	45	76	128	114
Public-sector Employment (000s)	1,286	1,314	1,305	1,294	1,306	1,329	1,377
Private-sector Employment (000s)	4,373	4,447	4,517	4,541	4,597	4,691	4,741
Self-employment (000s)	1,044	1,063	1,056	1,088	1,096	1,108	1,125
Manufacturing Employment (% of total)	11.6	11.2	10.9	10.8	10.7	10.8	10.6
Services Employment (% of total)	78.9	79.5	79.9	79.8	79.7	79.9	79.9
Part-time (% of total)	19.3	19.6	19.5	18.8	19.0	18.9	18.4
Average Hours Worked Per Week[1]	36.5	36.3	35.8	36.3	36.3	36.0	36.4

[1]	Average actual hours worked per week at all jobs, excluding persons not at work, in reference week.

Source: Statistics Canada.

Ontario, Unemployment, 2005–2018							Table 17
	2005	2006	2007	2008	2009	2010	2011
Total Unemployment (000s)	453	435	446	464	648	623	569
Unemployment Rate (%)	6.6	6.3	6.4	6.6	9.1	8.7	7.9
Male	6.7	6.4	6.8	6.9	10.5	9.4	8.2
Female	6.6	6.3	6.0	6.2	7.7	8.0	7.6
Greater Toronto Area (GTA)[1]	7.0	6.6	6.8	6.9	9.6	9.2	8.4
Northern Ontario	7.0	7.4	6.9	6.7	9.0	8.3	7.8
Youth (15–24)	13.9	13.2	12.9	13.8	17.6	17.4	15.9
Older Workers (55+)	4.5	4.7	4.7	4.9	6.6	6.4	6.0
Share of Total Unemployment (%)
Long-term Unemployed (27 weeks+)	15.1	14.3	13.0	13.7	18.8	24.9	24.1
Youth (15–24)	33.8	33.7	32.8	33.5	29.8	30.3	30.9
Older Workers (55+)	9.3	10.5	10.9	11.5	11.6	12.5	13.4
Average Duration (weeks)	16.0	15.8	14.6	14.8	18.4	22.0	22.4
Youth (15–24)	8.7	8.7	8.1	8.4	11.1	11.4	12.2
Older Workers (55+)	26.5	26.8	20.8	22.8	31	34.4	34.7

Table 17 (continued)
	2012	2013	2014	2015	2016	2017	2018
Total Unemployment (000s)	574	560	541	503	490	452	431
Unemployment Rate (%)	7.9	7.6	7.3	6.8	6.5	6.0	5.6
Male	8.3	8.0	7.5	7.0	6.8	6.2	5.6
Female	7.5	7.2	7.1	6.5	6.3	5.7	5.6
Greater Toronto Area (GTA)[1]	8.8	8.2	8.0	7.1	6.9	6.4	6.1
Northern Ontario	7.2	7.4	6.6	7.2	7.1	6.4	5.8
Youth (15–24)	17.0	16.2	15.7	14.7	14.0	12.3	11.9
Older Workers (55+)	5.8	5.5	5.3	4.9	4.9	4.5	4.2
Share of Total Unemployment (%)
Long-term Unemployed (27 weeks+)	22.7	22.9	22.8	20.0	19.9	19.5	16.9
Youth (15–24)	32.1	32.1	32.4	32.1	30.9	29.5	30.1
Older Workers (55+)	13.3	13.4	14.3	14.4	15.5	15.9	15.9
Average Duration (weeks)	22.2	21.8	22.4	20.0	19.9	19.3	17.2
Youth (15–24)	12.7	12.7	13.4	12.4	11.2	10.7	9.5
Older Workers (55+)	33.3	31.7	33.4	30.2	30.8	31.5	28.6

[1]	Based on Economic Region 530, which closely matches the GTA, the main exception being that it excludes the city of Burlington.

Source: Statistics Canada.

Ontario, Employment by Industry, 2009–2018					Table 18
	(Thousands)
	2009	2010	2011	2012	2013
Goods Producing Industries	1,365	1,381	1,409	1,415	1,398
Primary Industries	121	121	129	126	120
Manufacturing	774	764	773	779	767
Construction	415	442	455	458	459
Utilities	56	54	52	52	52
Services Producing Industries	5,068	5,157	5,250	5,287	5,426
Trade	1,007	1,009	1,006	1,007	1,019
Transportation and Warehousing	318	311	323	313	336
Finance, Insurance, Real Estate and Leasing	480	481	497	496	510
Professional, Scientific and Technical Services	480	512	530	530	543
Business, Building and Other Support	280	291	296	296	328
Educational Services	451	456	459	465	483
Health Care and Social Assistance	703	730	751	769	791
Information, Culture and Recreation	312	320	335	320	312
Accommodation and Food Services	384	393	403	432	441
Public Administration	354	357	363	366	372
Other Services	299	298	288	295	292
Total Employment	6,433	6,538	6,658	6,703	6,823

Table 18 (continued)	Ontario, Employment by Industry, 2009–2018
	(Thousands)
	2014	2015	2016	2017	2018
Goods Producing Industries	1,382	1,401	1,418	1,433	1,453
Primary Industries	115	120	114	104	104
Manufacturing	749	745	751	769	768
Construction	467	487	504	513	525
Utilities	51	49	50	47	57
Services Producing Industries	5,496	5,522	5,581	5,695	5,789
Trade	1,047	1,042	1,033	1,069	1,074
Transportation and Warehousing	329	321	327	341	379
Finance, Insurance, Real Estate and Leasing	512	544	555	561	564
Professional, Scientific and Technical Services	560	580	595	629	638
Business, Building and Other Support	335	333	326	315	320
Educational Services	495	515	503	497	521
Health Care and Social Assistance	798	813	838	870	852
Information, Culture and Recreation	317	310	318	313	318
Accommodation and Food Services	450	444	457	454	468
Public Administration	367	344	353	371	365
Other Services	287	276	276	276	290
Total Employment	6,878	6,923	7,000	7,128	7,242

Note: Industrial groupings based on North American Industry Classification System (NAICS). Source: Statistics Canada.

Ontario, Growth in Employment by Industry, 2009–2018					Table 19
	(Per Cent Change)
	2009	2010	2011	2012	2013
Goods Producing Industries	(9.1)	1.1	2.0	0.5	(1.3)
Primary Industries	(2.2)	0.5	6.3	(2.6)	(4.6)
Manufacturing	(12.4)	(1.3)	1.2	0.8	(1.6)
Construction	(4.1)	6.5	2.9	0.8	0.2
Utilities	(10.8)	(3.0)	(3.7)	0.0	(1.0)
Services Producing Industries	(0.8)	1.8	1.8	0.7	2.6
Trade	(1.0)	0.2	(0.3)	0.1	1.2
Transportation and Warehousing	(1.0)	(2.0)	3.6	(3.1)	7.6
Finance, Insurance, Real Estate and Leasing	2.4	0.1	3.4	(0.3)	2.9
Professional, Scientific and Technical Services	(1.8)	6.6	3.5	0.1	2.3
Business, Building and Other Support	(8.8)	3.9	1.8	0.2	10.6
Educational Services	(4.7)	1.2	0.5	1.4	3.9
Health Care and Social Assistance	3.0	3.8	2.9	2.3	2.9
Information, Culture and Recreation	0.3	2.5	4.7	(4.5)	(2.5)
Accommodation and Food Services	(3.2)	2.3	2.3	7.2	2.1
Public Administration	(0.5)	0.8	1.8	0.7	1.6
Other Services	4.6	(0.4)	(3.3)	2.4	(1.0)
Total Employment	(2.7)	1.6	1.8	0.7	1.8

Table 19 (continued)	Ontario, Growth in Employment by Industry, 2009–2018
	(Per Cent Change)
	2014	2015	2016	2017	2018
Goods Producing Industries	(1.1)	1.4	1.2	1.0	1.4
Primary Industries	(3.9)	4.5	(5.6)	(8.7)	0.2
Manufacturing	(2.4)	(0.5)	0.9	2.4	(0.2)
Construction	1.8	4.3	3.4	1.7	2.5
Utilities	(1.4)	(3.3)	0.2	(4.6)	19.9
Services Producing Industries	1.3	0.5	1.1	2.0	1.6
Trade	2.7	(0.4)	(0.9)	3.5	0.5
Transportation and Warehousing	(2.2)	(2.3)	1.8	4.3	11.0
Finance, Insurance, Real Estate and Leasing	0.4	6.1	2.2	0.9	0.6
Professional, Scientific and Technical Services	3.2	3.5	2.6	5.8	1.4
Business, Building and Other Support	2.1	(0.4)	(2.2)	(3.5)	1.6
Educational Services	2.3	4.1	(2.3)	(1.1)	4.8
Health Care and Social Assistance	0.9	1.8	3.2	3.7	(2.1)
Information, Culture and Recreation	1.6	(2.2)	2.7	(1.6)	1.7
Accommodation and Food Services	2.2	(1.3)	2.8	(0.5)	3.1
Public Administration	(1.3)	(6.2)	2.6	5.2	(1.7)
Other Services	(1.7)	(3.7)	(0.1)	(0.1)	5.3
Total Employment	0.8	0.7	1.1	1.8	1.6

Note:     Industrial groupings based on North American Industry Classification System (NAICS).

Source: Statistics Canada.

Employment Insurance (EI), 2005–2018							Table 20
	2005	2006	2007	2008	2009	2010	2011
EI Regular Beneficiaries[1] (000s)
Ontario	132	129	131	142	246	216	175
Canada	516	494	479	486	734	684	583
EI Total Benefit Payments[2] ($ millions)
Ontario	3,799	3,839	4,045	4,369	6,721	6,117	5,330
Canada	12,696	12,425	12,426	13,015	18,684	17,881	16,050
EI Contributions ($ millions)
Ontario[3]	7,108	6,975	6,760	6,725	6,637	6,919	7,288
Canada[4]	17,161	15,884	16,709	16,737	16,502	17,227	18,221
EI Premium Rate[5] (% insured earnings)
Employer	2.73	2.62	2.52	2.42	2.42	2.42	2.49
Employee	1.95	1.87	1.80	1.73	1.73	1.73	1.78

Table 20 (continued)

	2012	2013	2014	2015	2016	2017	2018
EI Regular Beneficiaries[1] (000s)
Ontario	159	155	147	145	137	132	117
Canada	535	503	489	515	543	512	444
EI Total Benefit Payments[2] ($ millions)
Ontario	5,180	5,213	5,321	5,444	5,493	5,505	5,387
Canada	15,662	15,365	15,869	17,094	18,543	18,197	17,282
EI Contributions ($ millions)
Ontario[3]	7,776	8,404	8,612	8,999	9,221	8,259	8,678
Canada[4]	19,558	21,492	22,141	22,872	23,054	20,597	21,694
EI Premium Rate[5] (% insured earnings)
Employer	2.56	2.63	2.63	2.63	2.63	2.28	2.32
Employee	1.83	1.88	1.88	1.88	1.88	1.63	1.66

[1]	Figures are reported by Statistics Canada (Regular beneficiaries only).
[2]

Figures for Ontario and Canada EI Benefit Payments are Ontario Ministry of Finance estimates based on Statistics Canada CANSIM Table 14-10-0007-01 (formerly CANSIM 276-0017). EI Total Benefit Payments do not include amounts related to Employment Benefits and Support Measures, delivered under Part II of the Employment Insurance Act.

[3]	Figures for Ontario EI Contributions are Ontario Ministry of Finance estimates based on data from provincial and territorial economic accounts and data reported by the federal Department of Finance.
[4]	Figures for Canada EI Contributions are reported by the federal Department of Finance as part of the Fiscal Monitor.
[5]	EI premiums are collected on total earnings from the first dollar earned to the maximum insurable earnings.

Note:	In 2019, the EI maximum weekly benefit is $562, which is equal to 55 per cent of EI maximum insurable earnings of $53,100.
Sources:	Statistics Canada, Employment and Social Development Canada, Department of Finance Canada and Ontario Ministry of Finance.

Ontario, Labour Compensation, 2005–2018							Table 21
	2005	2006	2007	2008	2009	2010	2011
Average Weekly Earnings ($)[1]	776.33	788.80	819.19	838.34	848.77	881.36	893.40
Increase (%)	3.7	1.6	3.9	2.3	1.2	3.8	1.4
CPI Inflation (%)	2.2	1.8	1.8	2.3	0.4	2.5	3.1
AWE Increase Less CPI Inflation (%)	1.5	(0.2)	2.0	0.1	0.9	1.4	(1.7)
AWE – Manufacturing ($)	960.35	961.33	997.47	999.72	950.13	999.23	1,006.42
Increase (%)	2.7	0.1	3.8	0.2	(5.0)	5.2	0.7
Increase Less CPI Inflation (%)	0.5	(1.7)	1.9	(2.0)	(5.3)	2.7	(2.4)
Wage Settlement Increases (%)[2]
All Sectors	2.7	2.5	3.0	2.7	2.2	2.0	1.7
Public	2.7	3.0	3.1	3.1	2.4	1.9	1.6
Private	2.4	1.8	2.9	2.0	1.2	2.0	1.9
Person Days Lost Due to Strikes and Lockouts (000s)	403	395	389	282	1,550	705	352
Minimum Wage at Year-end ($/hour)	7.45	7.75	8.00	8.75	9.50	10.25	10.25

Table 21 (continued)
	2012	2013	2014	2015	2016	2017	2018
Average Weekly Earnings ($)[1]	906.07	919.91	938.16	962.75	973.66	992.42	1,021.40
Increase (%)	1.4	1.5	2.0	2.6	1.1	1.9	2.9
CPI Inflation (%)	1.4	1.0	2.4	1.2	1.8	1.7	2.4
AWE Increase Less CPI Inflation (%)	0.0	0.5	(0.4)	1.4	(0.7)	0.2	0.6
AWE – Manufacturing ($)	1,036.99	1,050.59	1,071.73	1,107.09	1,119.28	1,125.79	1,121.57
Increase (%)	3.0	1.3	2.0	3.3	1.1	0.6	(0.4)
Increase Less CPI Inflation (%)	1.6	0.3	(0.3)	2.1	(0.7)	(1.1)	(2.7)
Wage Settlement Increases (%)[2]
All Sectors	1.3	1.0	1.5	1.0	1.6	1.9	1.7
Public	1.4	0.5	1.4	0.8	1.4	1.9	1.7
Private	1.2	2.3	1.9	1.7	1.9	2.0	1.9
Person Days Lost Due to Strikes and Lockouts (000s)	201	288	132	337	245	418	303
Minimum Wage at Year-end ($/hour)	10.25	10.25	11.00	11.25	11.40	11.60	14.00

[1]	Average Weekly Earnings (AWE) includes overtime.
[2]	Wage settlement increases are for collective agreements covering 200 or more employees for data prior to 2010 and 150+ employees from 2010 onwards, Ontario Ministry of Labour.

Sources: Statistics Canada, Ontario Ministry of Labour and Ontario Ministry of Finance.

Ontario, Employment Level by Economic Regions, 2009–2018					Table 22
	(Thousands)
	2009	2010	2011	2012	2013
Ontario	6,433	6,538	6,658	6,703	6,823
Region: [1]
East	879	880	897	909	898
Ottawa (510)	666	676	679	695	685
Kingston-Pembroke (515)	213	203	218	214	214
Greater Toronto Area (530)[2]	2,963	3,035	3,078	3,112	3,240
Central	1,488	1,508	1,552	1,551	1,559
Muskoka-Kawarthas (520)	171	173	176	171	168
Kitchener-Waterloo-Barrie (540)	636	651	676	675	694
Hamilton-Niagara Peninsula (550)	681	685	700	706	697
Southwest	752	762	771	773	769
London (560)	316	319	320	323	324
Windsor-Sarnia (570)	290	293	294	297	295
Stratford-Bruce Peninsula (580)	146	150	158	153	151
North	351	354	360	357	356
Northeast (590)	251	254	261	255	254
Northwest (595)	100	100	100	102	102

Table 22 (continued)	(Thousands)
	2014	2015	2016	2017	2018
Ontario	6,878	6,923	7,000	7,128	7,242
Region: [1]
East	908	889	905	903	916
Ottawa (510)	698	688	692	695	710
Kingston-Pembroke (515)	210	201	212	208	206
Greater Toronto Area (530)[2]	3,241	3,320	3,373	3,443	3,522
Central	1,597	1,597	1,598	1,655	1,657
Muskoka-Kawarthas (520)	186	168	171	181	179
Kitchener-Waterloo-Barrie (540)	705	711	706	724	726
Hamilton-Niagara Peninsula (550)	706	719	721	750	751
Southwest	775	770	776	778	794
London (560)	325	330	331	330	336
Windsor-Sarnia (570)	299	295	299	299	302
Stratford-Bruce Peninsula (580)	151	145	145	149	156
North	357	346	348	348	354
Northeast (590)	257	248	248	245	250
Northwest (595)	100	97	100	103	104

[1]	Standard deviations vary significantly across regions, decreasing as the size of the region increases.
[2]	Economic Region 530 closely matches the GTA, the main exception being that it excludes the city of Burlington.

Note:     All figures are average annual employment levels.

Source: Statistics Canada.

Ontario, Employment Level by Industry for Economic Regions, 2018				Table 23
	(Thousands)
	All Industries	Agriculture	Resources[1]	Manufacturing
Ontario	7,242	69	35	768
Region:
East	916	10	2	51
Ottawa (510)	710	6	—	33
Kingston-Pembroke (515)	206	4	—	19
Greater Toronto Area (530)	3,522	5	5	329
Central	1,657	25	3	232
Muskoka-Kawarthas (520)	179	3	—	17
Kitchener-Waterloo-Barrie (540)	726	11	—	121
Hamilton-Niagara Peninsula (550)	751	11	—	93
Southwest	794	26	2	131
London (560)	336	6	—	50
Windsor-Sarnia (570)	302	8	—	60
Stratford-Bruce Peninsula (580)	156	12	—	21
North	354	3	24	24
Northeast (590)	250	2	18	18
Northwest (595)	104	—	6	6

Table 23 (continued)	(Thousands)
	Construction	Distributive[2]	Finance, Prof. & Mgmt.[3]	Info., Culture & Recreation[4]
Ontario	525	696	1,521	318
Region:
East	61	65	163	36
Ottawa (510)	45	50	128	31
Kingston-Pembroke (515)	17	15	35	5
Greater Toronto Area (530)	235	368	945	173
Central	135	157	272	74
Muskoka-Kawarthas (520)	15	23	30	6
Kitchener-Waterloo-Barrie (540)	60	65	118	32
Hamilton-Niagara Peninsula (550)	59	70	124	35
Southwest	66	75	102	23
London (560)	26	32	52	10
Windsor-Sarnia (570)	23	24	35	8
Stratford-Bruce Peninsula (580)	18	19	15	5
North	28	30	40	12
Northeast (590)	21	20	30	9
Northwest (595)	7	10	10	3

Table 23 (continued)	(Thousands)
	Retail Trade	Personal Services[5]	Education
Ontario	814	759	521
Region:
East	98	96	72
Ottawa (510)	72	73	56
Kingston-Pembroke (515)	25	23	17
Greater Toronto Area (530)	390	357	242
Central	188	182	125
Muskoka-Kawarthas (520)	19	24	13
Kitchener-Waterloo-Barrie (540)	79	70	57
Hamilton-Niagara Peninsula (550)	89	87	56
Southwest	94	89	54
London (560)	40	36	26
Windsor-Sarnia (570)	34	36	21
Stratford-Bruce Peninsula (580)	20	16	7
North	44	35	28
Northeast (590)	31	23	19
Northwest (595)	13	12	9

Table 23 (continued)	(Thousands)
	Health & Soc. Assistance	Public Administration
Ontario	852	365
Region:
East	125	137
Ottawa (510)	93	123
Kingston-Pembroke (515)	32	14
Greater Toronto Area (530)	353	120
Central	203	63
Muskoka-Kawarthas (520)	22	7
Kitchener-Waterloo-Barrie (540)	83	28
Hamilton-Niagara Peninsula (550)	98	28
Southwest	109	22
London (560)	48	9
Windsor-Sarnia (570)	42	10
Stratford-Bruce Peninsula (580)	19	3
North	62	23
Northeast (590)	43	16
Northwest (595)	20	7

All figures are average annual employment levels.

Sub-regional figures may not add up to regional totals due to rounding.

Employment numbers under 1,500 are suppressed because they are statistically unreliable.

See standard deviation and GTA note for Table 22.

Industrial groupings based on North American Industry Classification System (NAICS).

[1]	Includes Forestry, Fishing, Mining, Oil and Gas.
[2]	Includes Transportation and Warehousing, Utilities and Wholesale Trade.
[3]	Includes Finance, Insurance, Real Estate and Leasing; Management of Companies, Administrative and Support Services; and Professional, Scientific and Technical Services.
[4]

Includes industries such as Publishing, Motion Picture and Sound Recording, Broadcasting and Telecommunications, Information Services and Data Processing Services, Performing Arts, Spectator Sports and Related Industries, Heritage Institutions and Amusement, Gambling and Recreation.

[5]	Includes Accommodation and Food Services and Other Services (such as Repair and Maintenance, Personal and Laundry, Religious, Grant-making, Civic, Professional and Similar Organizations).

Source: Statistics Canada.

Ontario Economic Regions[1]	Table 24
East

Ottawa (510)	The united counties of Stormont, Dundas and Glengarry, Prescott and Russell, Leeds and Grenville, Lanark County and the Ottawa Division

Kingston-Pembroke (515)	The counties of Lennox and Addington, Hastings, Renfrew and Frontenac and the Prince Edward Division

Central

Muskoka-Kawarthas (520)	The counties of Northumberland, Peterborough, Haliburton, the Muskoka District Municipality and the Kawartha Lakes Division

Kitchener-Waterloo-Barrie (540)	The counties of Dufferin, Wellington and Simcoe and the Waterloo Regional Municipality

Hamilton-Niagara Peninsula (550)	The divisions of Brant, Haldimand-Norfolk and Hamilton, the Niagara Regional Municipality and the city of Burlington

Greater Toronto Area[2]

Toronto (530)	The Toronto Division and the regional municipalities of Durham, York, Peel and Halton (excluding the city of Burlington)

Southwest

London (560)	The counties of Oxford, Elgin and Middlesex

Windsor-Sarnia (570)	The counties of Lambton and Essex and the Chatham-Kent Division

Stratford-Bruce Peninsula (580)	The counties of Perth, Huron, Bruce and Grey

North

Northeast (590)	The districts of Nipissing, Parry Sound, Manitoulin, Sudbury, Timiskaming, Cochrane, Algoma and the Greater Sudbury Division

Northwest (595)	The districts of Thunder Bay, Rainy River and Kenora

[1]	As defined by Statistics Canada, Standard Geographical Classification SGC 2016.
[2]	Economic Region 530 closely matches the GTA, the main exception being that it excludes the city of Burlington.